Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210429

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, no par value, of Fifth Third Bancorp	2,132,756 shares	(1)	$49,117,370.68	$5,692.70

(1)	Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $14.21 to $23.03, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

Prospectus Supplement

(to Prospectus dated March 28, 2016)

Fifth Third Bancorp

2,132,756 Shares of Common Stock

Acquired Under the Fifth Third Bancorp

401(k) Savings Plan

Rescission Offer

We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the previous acquisition of up to 2,132,756 shares of our common stock (the “Shares”), without par value, by persons who acquired such Shares pursuant to the Fifth Third Bancorp 401(k) Savings Plan (the “Plan”) between November 10, 2015 and November 10, 2016 (the “Purchase Period”).

The Rescission Offer applies to Shares purchased during the Purchase Period pursuant to the Plan at prices ranging from $14.21 per share to $23.03 per share. If you purchased Shares pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•	For such Shares you have already sold at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest (i) on the amount you paid for the Shares from the date of purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us.

•	For such Shares you hold as of the Expiration Date (as defined below), in exchange for such Shares, the amount you paid for such Shares plus interest from the date of the purchase. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest through the Expiration Date, is less than the closing price of the Shares on the Expiration Date of this Rescission Offer.

Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

The Rescission Offer will expire at 4:00 P.M., Eastern Time, on June 2, 2017 (the “Expiration Date”). Our information agent for the Rescission Offer is D.F. King & Co., Inc. (“D.F. King”). Please contact D.F. King with any questions regarding the Rescission Offer at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FITB.” The last reported sale price of our common stock (as reported on the Nasdaq Global Select Market) on April 21, 2017 was $24.62 per share. You should obtain trading prices for our common stock prior to deciding whether or not to accept the Rescission Offer. Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number is 1-800-972-3030.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent for the Rescission Offer, on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Rescission Offer Acceptance Form. If you are accepting the Rescission Offer with respect to Shares you own as of the Expiration Date and such Shares are held and administered by Empower Retirement (“Empower”) under the Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares once you have submitted a valid Rescission Offer Acceptance Form. If you are accepting the Rescission Offer with respect to Shares that, as of the Expiration Date, you own and hold outside the Plan through a broker, individual retirement arrangement (“IRA”) custodian or other nominee, you must provide the additional information requested in the Rescission Offer Acceptance Form, as well as cause your broker or nominee to deliver such Shares to AST in accordance with the instructions set forth in the Rescission Offer Acceptance Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a properly completed Rescission Offer Acceptance Form (together with any other required documents, including Shares that may be required to be delivered) by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock purchased pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page S-16.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-16 of this prospectus supplement.

The Shares subject to the Rescission Offer may not have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “SEC”) for offer and sale to participants under the Plan. These Shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Shares subject to this Rescission Offer are now properly registered under the Securities Act effective as of the date of this prospectus supplement. We have not retained an underwriter in connection with the Rescission Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 27, 2017

Page

Prospectus Supplement

About this Prospectus Supplement	S-ii

Forward-Looking Statements	S-1

Questions and Answers About the Rescission Offer	S-3

Page

Prospectus

About this Prospectus	2
Where You Can Find More Information	2
Use of Proceeds	3
Plan of Distribution	3
Validity of Securities	5
Experts	5

Appendices

Appendix A – Rescission Offer Acceptance Form, Broker Instruction Supplement and Tax Forms	A-1
Appendix B – Rescission Offer Withdrawal Form	B-1

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The information contained in this prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus. We are responsible for the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, is accurate as of any date other than their respective dates.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Fifth Third,” the “Company,” “we,” “us,” and “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement or the documents incorporated by reference herein, including the risk factors set forth in this prospectus supplement or in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	General economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected.

•	Deteriorating credit quality.

•	Political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions.

•	Changes in the interest rate environment reduce interest margins.

•	Prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions.

•	Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity.

•	Maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth.

•	Changes and trends in capital markets.

•	Problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third.

•	Competitive pressures among depository institutions increase significantly.

•	Changes in customer preferences or information technology systems.

•	Effects of critical accounting policies and judgments.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies.

•	Legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•	Ability to maintain favorable ratings from rating agencies.

•	Failure of models or risk management systems or controls.

•	Fluctuation of Fifth Third’s stock price.

•	Ability to attract and retain key personnel.

•	Ability to receive dividends from its subsidiaries.

•	Potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third.

•	Declines in the value of Fifth Third’s goodwill or other intangible assets.

•	Effects of accounting or financial results of one or more acquired entities.

•	Difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC.

•	Loss of income from any sale or potential sale of businesses.

•	Difficulties in separating the operations of any branches or other assets divested.

•	Losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales.

•	Inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all.

•	Ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks.

•	The impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

•	Such other risks discussed throughout the “Risk Factors” section of this prospectus supplement, and throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Shares between November 10, 2015 and November 10, 2016. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Q:	Why are you making the Rescission Offer?

A:	Plan participants can purchase Fifth Third common stock through the Plan. The Trustee of the Plan, Great-West Trust Company, LLC (the “Trustee”), holds the Plan’s shares of Fifth Third common stock on behalf of Plan participants. Although the shares of common stock held by the Trustee are purchased in the open market by the Trustee and held by the Trustee on behalf of the Plan participants, the Securities and Exchange Commission (the “SEC”) takes the position that we are required to register the deemed sale of these shares of common stock to Plan participants with the SEC. During the third quarter of 2016, we determined that a number of shares of our common stock offered under the Plan were previously inadvertently omitted from inclusion on a Form S-8 registration statement.

On November 10, 2016, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 7,000,000 shares of our common stock sold through the Plan. In addition, we are making the Rescission Offer with respect to 2,132,756 unregistered Shares sold pursuant to the Plan from November 10, 2015 to November 10, 2016, the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares pursuant to the Plan by Plan participants. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining the Purchase Period, we selected a date after which no unregistered sales of Shares were made under the Plan as the ending date of the Purchase Period, and a date that is 12 months earlier as the beginning date of the Purchase Period.

Non-employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 4:00 P.M., Eastern Time, on June 2, 2017, the Expiration Date.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether or not you still hold the Shares purchased pursuant to the Plan during the Purchase Period as of the Expiration Date:

•	For such Shares you have already sold at a loss, we will pay you in U.S. dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds from the sale of the Shares, plus interest at a rate of 0.71% per year. Interest will be paid (i) on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and (ii) on the loss you realized from your sale of the Shares from (but excluding) the date of your sale through the date that payment is made by us.

•	For such Shares you hold as of the Expiration Date, we will repurchase in U.S. dollars such Shares for the amount you paid for such Shares, plus interest at a rate of 0.71% per year from the date you purchased the Shares through the date that payment is made by us. However, we will not accept your Rescission Offer Acceptance Form if the amount you paid for the Shares plus interest (through the Expiration Date) is less than the closing price of the Shares as of the Expiration Date, as accepting the Rescission Offer would not be economically beneficial to you in that case.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

For details concerning how payment will be made, see “When and how will I receive payment for my Shares if I properly accept the Rescission Offer?” below.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 0.71%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

Q:	Does it matter whether I purchased the Shares pursuant to the Plan through salary deferrals, rollover contributions, loan repayments, company contributions, dividend reinvestments or transfers between investment funds?

A:	No. All purchases of Shares made pursuant to the Plan during the Purchase Period will be included when determining whether you are eligible to accept the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:	No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of Fifth Third, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you have sold Shares you purchased during the Purchase Period for less than you paid for them; or

•	you hold Shares as of the Expiration Date that you purchased during the Purchase Period, that on the Expiration Date are worth less than the Rescission Offer price for such Shares (i.e., the price you paid for the Shares, plus interest).

However, in deciding whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Considerations”) and, if, as of the Expiration Date, you hold Shares you purchased pursuant to the Plan during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date. See “Risk Factors.”

In addition, you should note that, under the terms of the Rescission Offer, we will not repurchase or make payments relating to any Shares unless our records indicate that (i) you sold Shares you purchased during the Purchase Period for less than you paid for them and/or (ii) you hold Shares as of the Expiration Date that you purchased during the Purchase Period and that on the Expiration Date are worth less than the Rescission Offer price. If your Shares are not held under the Plan as of the Expiration Date or were sold outside the Plan for a loss, you may also be required to provide reasonably satisfactory proof of sale and of loss. See “What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

The Rescission Offer price is explained in more detail in the answer to the third question above, “What will I receive if I accept the Rescission Offer?”

WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can call D.F. King, our information agent for the Rescission Offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Q:	Will there be any restrictions on the future transfer of Shares if I do not accept the Rescission Offer?

A:	The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares may be sold by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time.

As required by a settlement agreement entered into by Fifth Third to resolve litigation alleging that Fifth Third and certain of its officers violated the Employee Retirement Income Security Act (ERISA) by continuing to offer Fifth Third common stock in the Plan when it was no longer a prudent investment, effective 4:00 P.M., Eastern Time, on June 23, 2017, you will no longer be permitted to invest any new Plan contributions in (or transfer any existing Plan account balance into) Fifth Third common stock. You will receive a separate notice from Empower with more specific details concerning this change. See “The Rescission Offer — The Plan” for more information.

All other applicable general restrictions on the future sale of Fifth Third common stock under the Plan may still apply. See “Will the Rescission Offer affect my ability to direct transactions in my Plan account?” in this section, “Notice of Blackout Period” and “The Rescission Offer — The Plan” for more information. Note that the Plan may be amended at any time and any investment option offered under the Plan, including but not limited to Fifth Third common stock, may be closed to new investments and/or eliminated as an available investment option.

Q:	Where can I obtain purchase and sales history about my Shares?

A:

Detailed information about your purchases of Shares pursuant to the Plan during the Purchase Period and any subsequent sales of such Shares is available to you through your online account. You can access your online account through the Empower Retirement website at www.53Retirement.com. Once you have accessed the website, enter your username and password. If you have forgotten your username, password, or need other assistance on the login page, contact the Empower Service Center at 1-866-233-6446. Representatives are available to assist you Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833.

After logging in from the home page of the 53Retirement.com website, click on the Fifth Third Bancorp 401(k) Savings Plan link to the right, which will take you to the Account Overview tab. Under this tab, click on Transaction History on the left. Select the date range of the Rescission Offer, which is from November 10, 2015 to November 10, 2016, and click “Submit Query.” Scroll down to see your transaction history. You can click on each transaction in order to get more detailed information about that transaction. If you have any questions about accessing your Fifth Third common stock transaction history, contact the Empower Service Center at the number listed above.

If you accept the Rescission Offer, after the Expiration Date we will perform a first-in, first-out (FIFO) calculation on your behalf with respect to Shares that, as of the Expiration Date, you still hold in your account and Shares that were sold directly from your account to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Shares you bought during the Purchase Period. If you believe the closing price of your Shares on the Expiration Date will be less than the price you paid for the Shares during the Purchase Period, plus interest, acceptance of the Rescission Offer may be economically beneficial to you. See “The Rescission Offer — Terms of the Rescission Offer — FIFO Calculation” for a detailed explanation of the FIFO calculation.

If you received an in-kind distribution of your Shares from the Plan and subsequently sold those Shares outside the Plan through a broker, IRA custodian or other nominee, you will need to contact the broker, IRA custodian or other nominee that facilitated that sale for your transaction history and sale price information. Please allow sufficient time to receive your transaction history. Some brokers and custodians may take up to two weeks to deliver your transaction history and we encourage you to contact your broker or custodian as soon as possible.

Q:	Will the Rescission Offer affect my ability to direct transactions in my Plan account?

A:	Yes. In order to ensure smooth processing of the Rescission Offer, all transactions into and out of Fifth Third common stock will be temporarily suspended for a period of time beginning on the expiration of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we repurchase your Shares. During this time, we will determine whether you are eligible to accept the Rescission Offer and, if so, credit your Plan account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period.” As a result, you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds out of Fifth Third common stock to avert this result.

The blackout period will begin at 4:00 P.M., Eastern Time, on June 2, 2017 and will end once the proceeds from the Rescission Offer are credited to applicable Plan accounts, which we expect to occur on or before June 16, 2017, or as soon as practicable thereafter. You will be notified in the event that the blackout period is extended past such date. For more information about the blackout period, see “Notice of Blackout Period.” You will receive a separate notice from Empower with more specific details concerning this blackout period.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:	The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:	No. If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you hold as of the Expiration Date, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase the Shares you hold as of the Expiration Date only if they have a closing price, as of the Expiration Date, that is less than the amount you paid for the Shares plus interest through the Expiration Date.

If you do not accept the Rescission Offer in full, you will retain the Shares through the Plan and will not receive any payment for the Shares subject to the Rescission Offer.

Q:	What happens if I accept the Rescission Offer for Shares purchased during the Purchase Period that, as of the Expiration Date, I hold in my account or outside the Plan, but the amount I would receive for the Shares is less than the closing price of the Shares on the Expiration Date?

A:	If you submit a Rescission Offer Acceptance Form to AST, our transfer agent for the Rescission Offer, and currently own Shares purchased during the Purchase Period, we will not repurchase those Shares for which the amount per share that you paid plus interest (through the Expiration Date) is less than the closing price of a Share as of the Expiration Date, as it would not be economically beneficial to you. Accordingly, you will continue to hold those Shares in your Plan account, and except as set forth in this prospectus supplement, the Rescission Offer will not affect your ability to sell such Shares.

If such Shares were not held by you in your Plan account and, pursuant to the Rescission Offer, were delivered to AST (either by your broker or IRA custodian via DWAC, or in the form of certificated shares), we will not charge any expense of returning those Shares to you (your broker or IRA custodian may, however, charge a fee to take any shares back from AST). If applicable, AST will contact you after the Expiration Date with more information on how your Shares will be returned to you.

Q:	What do I need to do now to accept the Rescission Offer?

A:	If you want to accept the Rescission Offer, please complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Acceptance Form, and deliver them so that they are received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. See “— Other Required Documents” below in this question.

You may return your completed Rescission Offer Acceptance Form and any accompanying required documents by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

Other Required Documents:

•	If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held within the Plan and/or Shares sold at a loss within your Plan account prior to the Expiration Date, you will not need to return any additional documentation (apart from the Rescission Offer Acceptance Form).

•	If you are accepting the Rescission Offer with respect to Shares that, prior to the Expiration Date, were transferred out of the Plan to you (in the form of certificated shares or to your individual brokerage account or IRA) and which you continue to hold as of the Expiration Date, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

•	You must deliver, or arrange for your broker, IRA custodian, or other nominee to deliver, the Shares that, as of the Expiration Date, you will hold outside of the Plan to AST, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian or nominee to help facilitate the transfer of your Shares. You will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “—If I received an in-kind distribution of Shares from the Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I still hold those Shares through a broker, IRA custodian or other nominee, or as Certificated Shares?” below.

•

If you are a U.S. Person (which includes U.S. citizens and residents) you need to complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person you need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the

Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

•	For Shares held in an IRA: If you accept the Rescission Offer and, as of the Expiration Date, will hold Shares only in an IRA, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

•	If you are accepting the Rescission Offer with respect to Shares that were transferred out of the Plan to you (in the form of certificated shares or to your individual brokerage account or IRA) and sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form you must also submit the following documentation:

•	You must deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

•	If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

•

For Shares sold from an IRA: If you accept the Rescission Offer and sold Shares at a loss only from your Plan account or from your IRA, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, INCLUDING SHARES THAT MAY BE REQUIRED TO BE DELIVERED) MUST BE LEGIBLE AND RECEIVED BY AST, OUR TRANSFER AGENT, ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO AST, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

We expect that proceeds will be disbursed to your Plan account (or, in the case of Shares distributed from the Plan in the form of an in-kind distribution, payment to be made to you or your IRA custodian via check) on or before June 16, 2017, or as soon as practicable thereafter. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history, which can be accessed by logging on to www.53Retirement.com or by contacting Empower at 1-866-233-6446. Representatives are available Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833. For more information, see “Questions and Answers about the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

If you have any questions related to accepting or rejecting the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time

Q:	If I received an in-kind distribution of Shares from the Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I will still hold those Shares through a broker, IRA custodian or other nominee, or as Certificated Shares?

A:	If, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of the Plan, through a broker, IRA custodian or other nominee, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete and deliver the Rescission Offer Acceptance Form (together with any other required documents) to AST and (ii) contact your broker, IRA custodian or other nominee promptly and instruct it to initiate a “DWAC” to deliver such Shares to AST (please also complete and send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian or other nominee). You should contact your broker, IRA custodian or other nominee as soon as practicable to allow for sufficient time for your broker, IRA custodian or other nominee to deliver your Shares via DWAC to AST. Your broker, IRA custodian or other nominee must include in the comments field the unique offer identification number printed on the front of your Rescission Offer Acceptance Form (the “Unique Offer Identification Number”), or your Shares will not be accepted and you will be deemed to have rejected the Rescission Offer. Your broker, IRA custodian or other nominee may charge you a fee for delivering the Shares. You should consult with your broker, IRA custodian or other nominee to determine whether any charges will apply.

In addition, if, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of the Plan through an IRA custodian (or have sold Shares subject to the Rescission Offer at a loss through an IRA custodian), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

If you acquired, and as of the Expiration Date still hold, Shares subject to the Rescission Offer that were distributed to you from the Plan in the form of certificated Shares, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form (together with any other required documents) and (ii) deliver such certificated Shares, along with the Rescission Offer Acceptance Form, to AST in accordance with the instructions set forth in the Rescission Offer Acceptance Form. (See “The Rescission Offer—How To Accept or Reject the Rescission Offer—How To Accept the Rescission Offer—Accepting the Rescission Offer for Shares Held Through a Broker or Other Nominee, or as Certificated Shares.”) Your Share certificate(s) must include the Unique Offer Identification Number printed on the front of your Rescission Offer Acceptance Form, as Shares will not be accepted without it. You will be deemed to have rejected the Rescission Offer if the Unique Offer Identification Number is not included with your Share certificate(s). You should make arrangements sufficiently in advance to ensure your Shares are delivered to AST at the above address by the Expiration Date.

Q:	What is considered proof of a bona fide transaction? What is considered proof of original acquisition?

A:	If you have sold Shares at a loss from within the Plan, you will not need to provide proof of loss for such Shares.

If you received an in-kind distribution of Shares from the Plan and sold those Shares at a loss, you will need to deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof of loss reasonably satisfactory to Fifth Third evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

In addition, you will also need to provide proof reasonably satisfactory to Fifth Third of your original acquisition pursuant to the Plan, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, or other person receiving the Shares from the Plan and holding or administering the Shares on your behalf.

If the proof of a bona fide sale (including proof linking Shares sold through a broker or IRA custodian to your original acquisition of such Shares from the Plan during the Purchase Period) is not reasonably satisfactory to Fifth Third, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

If you have already accepted the Rescission Offer by returning a Rescission Offer Acceptance Form and now wish to reject the Rescission Offer, see below, “— Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?”

Q:	What happens if I fail to properly complete or deliver the Rescission Offer Acceptance Form or take any other required action in a timely manner?

A:	If you do not return a properly completed Rescission Offer Acceptance Form (together with any other required documents) to us on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the delivery of any required document or the taking of any required action, as applicable.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer, and Shares you hold in your Plan account will remain in your account. In addition, the Shares that you now hold and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

Q:	Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?

A:	Yes. You can change your decision about accepting the Rescission Offer at any time on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date.

If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Acceptance Form, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, on the Expiration Date. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM THAT YOU SUBMITTED AND WE ACCEPTED.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.

Q:	Does the Rescission Offer affect my ability to obtain loans, withdrawals or distributions under the Plan?

A:	Yes. You will not be able to request a loan, withdrawal (including a hardship withdrawal) or distribution that would require the liquidation or distribution of any Fifth Third common stock during the blackout period. See “Notice of Blackout Period.”

Q:	Other than restrictions on (i) transfers into and out of Fifth Third common stock and (ii) requests for a loan, withdrawal or distribution, are there any other new restrictions on my right to exercise control over my Plan account during the blackout period?

A:	No.

Q:	When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:	If we receive a legible, properly completed Rescission Offer Acceptance Form from you, along with all other required documents, on or before the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that you will receive payment for your Shares on or before June 16, 2017, or as soon as practicable thereafter.

•	All proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in your Plan account as of the Expiration Date will be credited to your Plan account (including proceeds for Shares which you sold at a loss directly from your Plan account). If you are an active employee these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative (“QDIA”). If you are not an active employee, these proceeds will be invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age category. You may exchange the amount invested in such QDIA into other investment funds available under the Plan in accordance with the Plan’s normal procedures.

•	If you no longer have a Plan account, a Plan account will be established for you and all proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in your Plan account as of the Expiration Date will be credited to your Plan account and invested in the Plan’s QDIA. You may exchange the amount invested in such QDIA into other investment funds available under the Plan in accordance with the Plan’s normal procedures.

•	Distribution from your Plan account will be managed in accordance with the terms of the Plan. Balances of less than $5,000 will be automatically distributed as follows:

•	If your account balance is $1,000 or less and you do not contact Empower, the administrator of the Plan, and request either a withdrawal or rollover of this amount, your account balance will be automatically paid out to you as a taxable distribution.

•	If your account balance is greater than $1,000 but less than $5,000 and you do not contact Empower, the administrator of the Plan, and request a withdrawal or rollover of this amount, your account balance will be automatically rolled over to an IRA established in your name at Millennium Trust.

•	All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold in an IRA as of the Expiration Date (including proceeds for Shares that you sold at a loss within your IRA) will be paid in a check made payable to the IRA custodian, to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower, the administrator of the Plan, at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form. It will be your responsibility to deliver the check that you receive to your IRA custodian.

•	All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold outside of your Plan account or IRA as of the Expiration Date, whether through a broker or as certificated shares (including proceeds for Shares that you sold at a loss), will be paid to you as a taxable payment, in U.S. dollars, in a check to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower, the administrator of the Plan, at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

To make any of the above elections, or to obtain a copy of the Plan’s Summary Plan Description (including additional information regarding the distribution of account balances), contact Empower, the administrator of the Plan, at 1-866-233-6446 or log on to www.53Retirement.com. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833.

Q:	I have received prospectus supplements and other documents with respect to more than one rescission offer relating to compensation and benefit plans of Fifth Third. Is this Rescission Offer conditioned upon the other rescission offers or my acceptance of any of the other rescission offers? Do I need to make separate elections with respect to each rescission offer I received?

A:

As further explained in “The Rescission Offer — Concurrent Rescission Offers,” we are making up to four concurrent voluntary rescission offers (including this Rescission Offer) to the eligible plan participants in four sets of plans (including the Plan) who we have determined are eligible to participate in those rescission offers. This Rescission Offer is not contingent upon the completion of any of the other rescission offers, and your ability to participate in this Rescission Offer is not contingent on whether you are eligible to participate in one or more of the other rescission offers. Any acceptance or rejection of any of the other rescission offers will not constitute acceptance or rejection of this Rescission Offer. Instead, you will need to make a separate election with respect to each rescission offer, including this Rescission Offer, that you receive.

Q:	How will the Rescission Offer be funded?

A:	The Rescission Offer will be funded from our existing cash balance. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, based on the current market price of our common stock, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition, or liquidity.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

RISK FACTORS

An investment in our common stock involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2016, including those risks identified under the caption “Risk Factors” and, to the extent applicable, our subsequent quarterly reports on Form 10-Q. Please see “Where You Can Find More Information.”

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, based on the current market price of our common stock, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale and issuance of Shares pursuant to the Plan that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have.

You will not be permitted to conduct any transactions out of the Fifth Third common stock within your Plan account for a period of time following the Expiration Date.

Because you will not be permitted to conduct any transactions out of Fifth Third common stock during the blackout period commencing at 4:00 P.M., Eastern Time, on June 2, 2017, you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds out of Fifth Third common stock to avert this result. In addition, any proceeds you receive in the Rescission Offer for the sale of Shares you hold in your Plan account as of the Expiration Date will be deposited into your Plan account on or before June 16, 2017, or as soon as practicable thereafter. If you are an active employee, these proceeds will be invested in accordance with your current investment election (or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative or QDIA). If you are not an active employee, these proceeds will be invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age category. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher cost for such investment. See “Notice of Blackout Period” for additional information.

We cannot predict whether the amounts you would receive in the Rescission Offer for Shares that you still own would be greater than the fair market value of our common stock.

Our common stock is actively traded on the Nasdaq Global Select Market under the symbol “FITB.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our common stock on the Nasdaq Global Select Market at the time the Rescission Offer closes on 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. However, eligibility for Shares tendered in the Rescission Offer is tied to the market value of our common stock on the Expiration Date, and we will not accept your Rescission Offer Acceptance Form for Shares you currently own if the original purchase price of such Shares at the time of your acquisition under the Plan plus interest (through the Expiration Date) is less than the closing price of the Shares as of the Expiration Date, as it would not be economically beneficial to you.

Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time payment is made or thereafter, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you following the Expiration Date. On April 21, 2017, the last reported sale price for our common stock on the Nasdaq Global Select Market was $24.62 per share.

You need to consider certain U.S. Federal Income Tax consequences.

See “Material U.S. Federal Income Tax Considerations.”

OUR COMPANY

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2017, Fifth Third had $140 billion in assets and operated 1,155 full-service Banking Centers and 2,471 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has a 17.8% interest in Vantiv Holding, LLC.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement, as described under the heading “Where You Can Find More Information.”

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: 1-800-972-3030.

THE RESCISSION OFFER

The Plan

The Plan is a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participant’s compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Great-West Trust Company, LLC is the Trustee of the Plan.

Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plan. As of December 31, 2016, there were 31 investment choices available to participants under the Plan. All contributions to the participant’s Plan account are invested in accordance with the participant’s investment elections, or if no election is made, to a default investment option.

One of the investment choices in the Plan is Fifth Third common stock. Plan participants can purchase shares of our common stock through the Plan and those shares are held by the Trustee. To effectuate purchases and sales of shares by Plan participants pursuant to the Plan, the Trustee purchases and sells our common stock in the open market at market prices.

A number of restrictions exist regarding participants’ transfers and other activity related to Fifth Third common stock held under the Plan. These include:

•	Dudenhoeffer v. Fifth Third Bancorp. On July 11, 2016, the court in two class action lawsuits consolidated as Dudenhoeffer v. Fifth Third Bancorp et al. filed in 2008 in the United States District Court for the Southern District of Ohio approved a settlement in which Fifth Third Bancorp agreed to pay $6 million and make certain changes to the Plan. The complaints alleged that Fifth Third and certain officers violated the Employee Retirement Income Security Act (ERISA) by continuing to offer Fifth Third common stock in the Plan when it was no longer a prudent investment. In addition to a monetary settlement payment to affected participants, the settlement agreement required Fifth Third to stop offering Fifth Third common stock as an investment option for future contributions by July 2017 (among other items). As a result, effective as of 4:00 P.M., Eastern Time, on June 23, 2017, you will no longer be permitted to invest any new Plan contributions in (or transfer any existing Plan account balance into) Fifth Third common stock.

•	Restrictions during the Rescission Offer blackout period. In order to ensure smooth processing of the Rescission Offer, all transactions into and out of Fifth Third common stock (including transactions pursuant to requests for a loan, withdrawal or distribution) will be temporarily suspended for a period of time beginning on the expiration of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we repurchase your Shares. This temporary suspension is called a “blackout period.” The blackout period will begin at 4:00 P.M., Eastern Time, on June 2, 2017 and will end once the proceeds from the Rescission Offer are credited to applicable Plan accounts, which we expect to occur on or before June 16, 2017, or as soon as practicable thereafter. For more information about the blackout period, see “Notice of Blackout Period.”

Background and Reasons for the Rescission Offer

The SEC takes the position that we are required to register with the SEC the deemed sale of shares to Plan participants, although such shares of Fifth Third common stock purchased pursuant to the Plan and held by the Trustee on behalf of the Plan participants may have been purchased in the open market, as described above in

“— The Plan.” During the third quarter of 2016, we determined that we inadvertently exceeded the number of shares registered with the SEC for offer and sale to participants in the Plan. On November 10, 2016 we filed a registration statement on Form S-8 covering the sale and issuance of an additional 7,000,000 shares of our common stock that may be sold through the Plan.

We are making this Rescission Offer with respect to 2,132,756 unregistered Shares sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such Shares by Plan participants pursuant to the Plan.

Non-employee members of our Board of Directors have not been eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and members of our Board of Directors have informed us that they do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to timely accept in full, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Acceptance Form by 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain any Shares you own and will not receive any payment for Shares subject to the Rescission Offer (including Shares that you may have previously sold). In addition, the Shares that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares are transferable by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable to participants from time to time.

Terms of the Rescission Offer

For Shares purchased through the Plan during the Purchase Period which you have already sold at a loss, you may accept the Rescission Offer with respect to such Shares, in which case you will receive in U.S. dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds of the sale of the Shares, plus interest at a rate of 0.71% per year. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from (but excluding) the date of such sale through the date that payment is made by us.

For Shares purchased through the Plan during the Purchase Period which you hold as of the Expiration Date, you may accept the Rescission Offer with respect to such Shares, in which case you will receive in U.S. dollars an amount equal to the excess of the amount you paid for such Shares, plus interest at a rate of 0.71% per year for the period from the date you purchased the Shares to the date payment is made by us. However, we will not repurchase those Shares for which the amount you paid for the Shares plus interest (through the Expiration Date) is less than the closing price of the Shares on the Expiration Date, as it would not be economically beneficial to you. Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. and non-U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 0.71%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period, as published by the Board of Governors of the Federal Reserve System.

Shares are deemed sold in the order in which you purchased them pursuant to the Plan. In order to determine which Shares purchased pursuant to the Plan are eligible for repurchase and which, if any, of such Shares were sold at a loss, all Shares acquired on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of Shares during or after the Purchase Period by matching the first Share acquired with the first Share sold. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used in determining which Shares you sold at a loss prior to the Expiration Date and which Shares you hold as of the Expiration Date are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. See “The Rescission Offer — Terms of the Rescission Offer — FIFO Calculation” for a detailed explanation of the FIFO calculation. (An example FIFO calculation is also included in the instructions set forth in the Rescission Offer Acceptance Form that accompanies this prospectus supplement.)

The Rescission Offer will expire at 4:00 P.M., Eastern Time, on June 2, 2017. If we receive a legible and properly completed Rescission Offer Acceptance Form from you on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account, or a Plan account established for you, on or before June 16, 2017 or as soon as practicable thereafter.

All proceeds to which you are entitled by accepting the Rescission Offer with respect to Shares that you hold within the Plan as of the Expiration Date and/or Shares sold at a loss within your Plan account prior to the Expiration Date will be credited to your Plan account. If you do not currently have a Plan account, one will be established for you. If you are an active employee of Fifth Third, these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative (QDIA). If you are not an active employee, these proceeds will be invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age category. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan’s Summary Plan Description and the section “Questions and Answers About the Rescission Offer” included in this prospectus supplement for more information on your distribution options.

All proceeds to which you are entitled by accepting the Rescission Offer with respect to Shares that you hold outside of your Plan account as of the Expiration Date and/or Shares sold outside the Plan at a loss prior to the Expiration Date will be paid to you in the form of a check as a taxable payment, in U.S. dollars, with the exception of proceeds to which you are entitled with respect to Shares that you hold through an IRA custodian as of the Expiration Date or that you sold at a loss through an IRA custodian. If you provide information to allow us to make payment to your IRA custodian in accordance with the Instructions to the Rescission Offer Acceptance Form, proceeds to which you are entitled by accepting the Rescission Offer with respect to such Shares will be paid to you in the form of a check made out to your IRA custodian. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check. Any proceeds which you receive in the form of a check will be sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form. See “Material U.S. Federal Income Tax Considerations” for the consequences of receiving cash payment pursuant to this Rescission Offer.

Neither we nor any of our executive officers or directors make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

As of April 21, 2017, the closing sale price of our common stock (as reported on the Nasdaq Global Select Market) was $24.62 per share. If you still hold Shares purchased pursuant to the Plan as of the Expiration Date, you should obtain current price information regarding our common stock prior to deciding whether to accept or reject the Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.

The table below sets forth the high and low sale prices of our common stock for each quarter during fiscal year 2017, fiscal year 2016 and fiscal year 2015.

	Fiscal Year 2017	Fiscal Year 2016				Fiscal Year 2015
	First	First	Second	Third	Fourth	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Common stock sales price per share:

High	$28.97	$19.73	$19.34	$21.11	$27.88	$20.53	$21.90	$21.93	$21.14
Low	$24.02	$13.84	$16.02	$16.26	$19.57	$17.14	$18.63	$18.21	$18.15

During the fiscal year ended December 31, 2016, we repurchased 37,063,400 shares of common stock at an aggregate purchase price of $714.9 million. We have not issued significant amounts of our common stock during such period other than under our benefits and compensation plans. See also “— Concurrent Rescission Offers” below for information regarding repurchases of shares in connection with other rescission offers.

FIFO Calculation

For Shares you hold in your account as of the Expiration Date, and for Shares that are sold directly from your account prior to the Expiration Date, we will perform a first-in, first-out (“FIFO”) calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you will hold Shares you bought during the Purchase Period as of the Expiration Date. If you believe the closing price of your Shares on the Expiration Date will be less than the price you paid for the Shares during the Purchase Period, plus interest, acceptance of the Rescission Offer may be economically beneficial to you. See “Questions and Answers about the Rescission Offer — Where can I obtain purchase and sales history about my Shares?” for information regarding obtaining your transaction history.

In order to follow the FIFO principle in determining whether Shares were sold at a loss from the Plan and whether, as of the Expiration Date, you hold Shares under the Plan that are eligible for repurchase pursuant to the Rescission Offer, the Company must match up (i) the purchases of Shares that were made on your behalf pursuant to the Plan during the Purchase Period against (ii) all sales of Shares during or after the Purchase Period, by matching the first Share acquired with the first Share sold. An example of a hypothetical FIFO calculation for this Rescission Offer is shown below.

Let’s assume that Smith held 100 shares of Fifth Third common stock in his Plan account on November 5, 2015, just before the Purchase Period. Additionally, he has the following subsequent transaction history during the Purchase Period:

Type	Date of transaction	Number of shares
Sale 1	11/10/2015	50
Purchase 1	12/10/2015	20
Sale 2	01/01/2016	30
Sale 3	04/15/2016	40
Purchase 2	05/01/2016	30
Sale 4	10/30/2016	10

Under FIFO, purchases taking place before the Purchase Period increase the “balance of pre-Purchase Period shares.” Purchases taking place after the Purchase Period increase the “balance of Shares acquired during the Purchase Period.” Sales taking place are chronologically applied, first to the “balance of pre-Purchase Period shares” until that balance reaches zero, then to the “balance of Shares acquired during the Purchase Period.”

Determining Shares sold at loss. The Company performs the FIFO calculation by chronologically reducing Smith’s “balance of pre-Purchase Period shares” against each subsequent sale until this balance is zero; afterward, every additional sale reduces Smith’s “balance of Shares acquired during the Purchase Period.”

Smith’s calculation looks like this:

	Date	Sales of pre- Purchase Period shares	Balance of pre-Purchase Period shares after transaction	Share purchases during Purchase Period	Sales of Shares acquired during Purchase Period	Balance of Shares acquired during Purchase Period
Opening Balance	11/05/2015		100			0
Sale 1	11/10/2015	50	50		0	0
Purchase 1	12/10/2015		50	20		20
Sale 2	01/01/2016	30	20		0	20
Sale 3	04/15/2016	20	0		20	0
Purchase 2	05/01/2016		0	30		30
Sale 4	10/30/2016	0	0		10	20

Given the data shown in the above example, Smith would then apply the formulas described on the first page of the Prospectus Supplement to those sales that fall under the “Sales of Shares acquired during Purchase Period” column (in the above example, this includes Sale 3 and Sale 4, but not Sale 1 or Sale 2.) Applying the formulas will determine whether the Shares were sold at a loss.

For example, in Sale 3 on 04/15/2016, a total of 40 shares were sold from Smith’s account, which immediately prior to the sale, contained a mix of shares acquired before the Purchase Period (which are excluded from the Rescission Offer) and “Shares” acquired during the Purchase Period (which are potentially eligible for the Rescission Offer).

•	According to the FIFO calculation shown above, 20 of the shares to be sold under Sale 3 had been acquired prior to the Purchase Period, while the remaining 20 had been acquired during the Purchase Period (as part of Purchase 1 on 12/10/2015). These 20 Shares are potentially eligible for the Rescission Offer, depending on whether they were sold at a loss.

•	Suppose that Smith purchased these 20 Shares at a price of $100, and then sold at a price of $110. In this case, Smith benefited from a gain on the sale, and the Rescission Offer would not apply for these 20 Shares. However, if these Shares had been purchased at a price of $100 and sold at a price of $90, then these Shares would have been sold at a loss. In this case, the Rescission Offer does apply to these 20 Shares.

Determining Shares held as of the Expiration Date. The Company also uses FIFO to determine for Smith which shares are still held as of the Expiration Date that are eligible for the Rescission Offer. Eligible shares, which we refer to as “Shares,” are those that have been acquired pursuant to the Plan during the Purchase Period and that were not subsequently sold. In Smith’s case, his aggregate number of Shares is shown above, bolded, in the last row under the “Balance of Shares acquired during Purchase Period” column. The Company then applies the formula described on the cover of the Prospectus Supplement to these Shares to determine if the Rescission Offer is financially beneficial to Smith.

For example, 30 Shares were purchased on 5/1/2016 (Purchase 2) and 10 Shares were subsequently sold on 10/30/2016 (Sale 4), leaving 20 Shares remaining. As of the Expiration Date, these 20 Shares are still being held by Smith pursuant to the Plan. Suppose these 20 Shares were purchased at a price of $85. Assume that, after including interest for the period from the date the Shares were purchased (i.e., 5/1/2016) to the date payment is made by the Company, the price per Share that would be paid by us in the Rescission Offer is approximately $100. If the closing price per share on the Expiration Date is $110, then Smith is holding such 20 Shares at a gain, and the Rescission Offer would not apply for those Shares. If the closing price per share on the Expiration Date is $99, then Smith is holding such 20 Shares at a loss, and the Rescission Offer does apply.

How To Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How To Accept the Rescission Offer

If you are accepting the Rescission Offer with respect to Shares that you hold outside of the Plan as of the Expiration Date, or which you have sold at a loss, see also the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if, as of the Expiration Date, you hold Shares purchased during the Purchase Period and the closing price of the Shares on the Expiration Date is less than the amount you paid for the Shares plus interest through the Expiration Date.

In order to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Acceptance Form, and deliver them by ordinary, certified or registered mail or via overnight delivery or courier so that they are received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. (In addition, if you have transferred your Shares to a broker IRA custodian, or other nominee, you should make arrangements sufficiently in advance to ensure that Shares you currently own are returned to AST by 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. See the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares” below.) The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

In addition to the Rescission Offer Acceptance Form you may be required to submit additional documents in order to properly accept the Rescission Offer:

•	If you are accepting the Rescission Offer only with respect to Shares held within the Plan as of the Expiration Date and/or Shares sold at a loss directly from your Plan account, you will not need to return any additional documentation, except for the Rescission Offer Acceptance Form.

•

If you are accepting the Rescission Offer with respect to Shares that were transferred out of the Plan to you (in the form of certificated shares or to your individual brokerage account) and which you continue to hold as of the Expiration Date, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

•	You must deliver, or arrange for your broker, IRA custodian, or other nominee to deliver, the Shares that you hold outside of the Plan as of the Expiration Date to AST, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian or nominee to help facilitate the transfer of your Shares. You will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

•	If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

•	For Shares held in an IRA: If you accept the Rescission Offer and, as of the Expiration Date, hold Shares only in an IRA, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

•	If you are accepting the Rescission Offer with respect to Shares that were transferred out of the Plan to you (in the form of certificated shares or to your individual brokerage account) and sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form you must also submit the following documentation:

•	You must deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

•

If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission

Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares,” below.

•	For Shares sold from an IRA: If you accept the Rescission Offer and have sold Shares at a loss only from your IRA, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE LEGIBLE AND RECEIVED BY AST ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM THE PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH, AS OF THE EXPIRATION DATE, YOU HOLD THROUGH A BROKER, IRA CUSTODIAN OR OTHER NOMINEE, OR AS CERTIFICATED SHARES, AST MUST RECEIVE DELIVERY OF THOSE SHARES VIA DWAC ON OR BEFORE 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM THE PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH YOU HAVE ALREADY SOLD AT A LOSS, YOU MUST ENCLOSE WITH THE RESCISSION OFFER ACCEPTANCE FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES AND PROOF OF ORIGINAL ACQUISITION, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO AST, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide.

If you have questions regarding how to accept the Rescission Offer, you may call D.F. King, our information agent for the rescission offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian or Other Nominee, or as Certificated Shares

If you are tendering you Shares hold outside of the Plan as of the Expiration Date, either (i) through a broker, IRA custodian or other nominee or (ii) as certificated shares, you will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See below for more information.

Certain Shares sold pursuant to the Plan during the Purchase Period may have been registered in the name of The Depository Trust Company or its nominee, which we refer to in this prospectus supplement as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC’s Deposit and Withdrawal at Custodian service (“DWAC”) provides participants with the ability to make electronic book-entry deposits and withdrawals of eligible securities into and out of their DTC book-entry accounts.

If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer through a broker, IRA custodian or other nominee and you wish to accept the Rescission Offer, you should (i) properly complete and return the Rescission Offer Acceptance Form together with any other required documents to AST, our transfer agent for this Rescission Offer, and (ii) contact your broker, IRA custodian or other nominee promptly and instruct it to initiate a DWAC to deliver your Shares to AST. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Share certificates) must be received by AST on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. Otherwise you will be deemed to have rejected the Rescission Offer. Please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian or other nominee to help facilitate the transfer of your Shares. Because it may take your broker, IRA custodian or other nominee up to several weeks to deliver your Shares to AST, you should contact your broker, IRA custodian or other nominee as soon as practicable. Please make sure your broker, IRA custodian or other nominee includes in the DWAC comment fields the Unique Offer Identification Number located on the front of your Rescission Offer Acceptance Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Unique Offer Identification Number. Your broker, IRA custodian or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker, IRA custodian or other nominee to determine whether any charges will apply. (As indicated above, you will be required to bear your own costs for tendering Shares in the Rescission Offer.)

If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer that were transferred out of the Plan to you in the form of certificated Shares, and you wish to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form and (ii) deliver such certificated Shares, along with the Rescission Offer Acceptance Form, to AST, our transfer agent for this Rescission Offer. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Shares) must be received by AST on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date. Otherwise you will be deemed to have rejected the Rescission Offer. Your Share certificate(s) must be accompanied by your properly completed Rescission Offer Acceptance Form or you will be deemed to have rejected the Rescission Offer. You should make arrangements sufficiently in advance to ensure your Shares are delivered to AST at the above address by the Expiration Date.

Your Share certificates and Rescission Offer Acceptance Form should be sent by certified or registered mail and, for your protection, they should be insured for at least 2% of the value. The mailing address of AST is:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If you have sold Shares subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the sale price for those Shares. Satisfactory proof of the sale price of those Shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of those Shares was a bona fide transfer to a third party.

If you have sold Shares subject to the Rescission Offer at a loss, through a broker, IRA custodian or other nominee, in addition to mailing a properly completed Rescission Offer Acceptance Form, you will need to deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof reasonably satisfactory to Fifth Third evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. In addition you will also need to provide proof reasonably satisfactory to Fifth Third of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person receiving the Shares and holding or administering the Shares on your behalf. If the proof of a bona fide sale (including proof linking Shares sold through a separate broker to your original acquisition of such Shares during the Purchase Period) is not reasonably satisfactory to Fifth Third, in its sole discretion, you will be deemed to have rejected the Rescission Offer.

In addition, if you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer in an IRA (or have sold Shares subject to the Rescission Offer at a loss in an IRA), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, please contact Empower at 1-866-233-6446 to update your address and also correct your printed address on the Rescission Offer Acceptance Form.

U.S. Persons (which includes U.S. citizens and residents) who, as of the Expiration Date, hold or have sold Shares outside of their Plan accounts need to complete and return the Form W-9 included in the Rescission Offer Acceptance Form (non-U.S. Persons need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form). Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

If you have questions regarding how to accept the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

How To Reject the Rescission Offer

You do not need to take any action to initially reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having first submitted the Rescission Offer Acceptance Form, however, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, on or before 4:00 P.M., Eastern Time, June 2, 2017, the Expiration Date.

You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above.

The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, JUNE 2, 2017, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the withdrawal of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Shares except to the extent we may otherwise so provide.

If you have questions regarding how to reject the Rescission Offer, you may call D.F. King, our information agent for the rescission offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES PURCHASED PURSUANT TO THE PLAN UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Shares that may be tendered to us as a result of the Rescission Offer as well as any of the concurrent rescission offers.

Questions about the Rescission Offer

If you have any questions about the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

If you have any questions about your Fifth Third common stock transaction history, you can contact Empower, the administrator of the Plan, at 1-866-233-6446 or log onto www.53Retirement.com. Representatives are available Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833. If you have transferred your Shares to another broker and no longer hold such Shares under the Plan, contact your current broker for assistance.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the Shares purchased by us as a charge to treasury stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such Shares purchased will be recorded as compensation expense in our consolidated statement of income.

Concurrent Rescission Offers

During the third quarter of 2016, we determined that a number of Shares granted under Fifth Third’s Employee Stock Purchase Plan and incentive compensation plans may have been granted without appropriate prospectus delivery, and deferred compensation obligations owed in respect of the Fifth Third Bancorp Nonqualified Deferred Compensation Plan may have been required to be registered. As a result, we are making concurrent voluntary rescission offers to eligible plan participants in order to remediate the registration and prospectus delivery defects. We are making the rescission offers, including this Rescission Offer, with respect to the repurchase of a maximum of 3,527,522 shares of our common stock from the eligible participants and with respect to the credit related to the deferrals of $11,713,811 of deferred compensation obligations to the accounts of eligible participants. The concurrent rescission offers will be funded from our existing cash balance. Even if all persons eligible to participate in the concurrent rescission offers accept our offer to the full extent, based on the current market price of our common stock as well as the current value of our deferred compensation obligations, we do not expect that the exercise of any applicable rescission rights would have a material impact on our results of operations, financial condition, or liquidity.

This Rescission Offer is not contingent upon the completion of any of the other rescission offers, and your ability to participate in this Rescission Offer is not contingent on whether you are eligible to participate in one or more of the other rescission offers. Any acceptance or rejection of any other rescission offer will not constitute acceptance or rejection of this Rescission Offer. Instead, you will need to make a separate election with respect to each rescission offer, including this Rescission Offer, that you receive.

DESCRIPTION OF THE COMMON STOCK

The following is a summary and does not describe every aspect of our capital stock. In particular, we urge you to read our Articles of Incorporation and our Code of Regulations, as amended (the “Code of Regulations”). See “Where You Can Find More Information” for information on how to obtain a copy of our Articles of Incorporation and Code of Regulations.

Unless we have indicated otherwise, or the context otherwise requires, references in this section to “Fifth Third,” “we,” “us,” and “our” or similar terms are to Fifth Third Bancorp, excluding its subsidiaries.

Fifth Third is authorized to issue a total of 2,000,500,000 shares of all classes of stock. Of the total number of authorized shares of stock, 2,000,000,000 shares are shares of common stock, no par value, and 500,000 shares are shares of preferred stock, no par value. By the authority granted under the General Corporation Law of the State of Ohio, Fifth Third’s board of directors has the power to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, and conversion rights, all without any vote or other action on the part of shareholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. Reference to this power by our board of directors includes any authorized committee thereof.

Shares of Common Stock

We may issue shares of common stock in such amounts and proportion and for such consideration as may be fixed by our board of directors or a properly designated committee thereof. As of the date of this prospectus supplement, we are authorized to issue up to 2,000,000,000 shares of common stock. As of December 31, 2016, we had issued 750,479,299 shares of our common stock (excluding 173,413,282 shares of common stock held in treasury). Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “FITB.” The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company, LLC.

General

Holders of shares of our common stock are not entitled to preemptive or preferential rights. Shares of our common stock have no redemption or sinking fund provisions applicable thereto. Shares of our common stock do not have any conversion rights. The rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of our currently outstanding Series H Preferred Stock, Series I Preferred Stock, and the Series J Preferred Stock and any shares of preferred stock that we may issue in the future.

We may issue authorized but unissued shares of common stock in connection with several employee benefit and stock option and incentive plans maintained by us or our subsidiaries.

Our outstanding shares of common stock are fully paid and non-assessable and shares of our common stock that we issue in the future, when fully paid for, will be non-assessable.

Dividends

When, as and if dividends are declared by our board of directors out of funds legally available for their payment, the holders of shares of our common stock are entitled to share equally, share for share, in such dividends. The payment of dividends on shares of our common stock is subject to the prior payment of dividends on shares of our preferred stock.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, and winding up, the holders of shares of our common stock are entitled to receive, on a share for share basis, any of our assets or funds available for distribution after we have paid in full all of our debts and distributions and the full liquidation preferences of all series of shares of our outstanding preferred stock.

Voting Rights

Subject to the rights, if any, of the holders of shares of any series of preferred stock, holders of shares of our common stock have exclusive voting rights and are entitled to one vote for each share of common stock on all matters voted upon by the shareholders. Upon demand, holders of shares of our common stock have the right to cumulate their voting power in the election of directors under certain conditions.

Change of Control

Articles of Incorporation and Code of Regulations. Our Articles of Incorporation and Code of Regulations contain various provisions which could discourage or delay attempts to gain control of us, including, among others, provisions that:

•	authorize the board of directors to fix its size between 10 and 30 directors;

•	provide that directors may be removed only for cause and only by a vote of the holders of a majority of the shares entitled to vote thereon; and

•	authorize directors to fill vacancies on the board that occur between annual stockholder meetings, except for vacancies caused by a director’s removal by a stockholder vote.

In addition, the ability of the board of directors to issue authorized but unissued common shares or preferred stock could have an anti-takeover effect.

In order to amend our Articles of Incorporation, the affirmative vote of the holders of shares of our common stock entitling them to exercise two-thirds of the voting power of such shares is required. In order to amend our Code of Regulations, the affirmative vote of the holders of shares of our common stock entitling them to exercise a majority of the voting power of such shares is required at a meeting of shareholders, or by written consent of the holders of shares of our common stock entitling them to exercise two-thirds of the voting power of such shares without a meeting. Our Code of Regulations may also be altered and amended, from time to time, by our board of directors to the extent permitted by the Ohio General Corporation Law.

Federal Bank Regulatory Limitations. The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•	within that time period, the Federal Reserve Board does not issue a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition otherwise required Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as Fifth Third, generally would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of our outstanding common shares. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common shares. A company’s obtaining “control” of Fifth Third would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a class of voting securities;

•	the ability to elect a majority of the directors; or

•	the ability otherwise to exercise a controlling influence over management and policies.

Ohio Law. Ohio law contains provisions that also could make more difficult a change of control of us or discourage a tender offer or other plan to restructure us. The following discussion of some of these provisions is qualified in its entirety by reference to those particular statutory and regulatory provisions.

Control Share Acquisition Act. The Ohio Control Acquisition Act provides that any “control share acquisition” of an Ohio issuing public corporation may be made only with the prior authorization of the shareholders of the corporation in accordance with the provisions of the Control Share Acquisition Act, unless the corporation’s articles of incorporation or code of regulations provide that the Control Share Acquisition Act does not apply to control share acquisition of its shares. Our Articles of Incorporation and Code of Regulations do not so provide, and accordingly we are subject to the Control Share Acquisition Act. Subject to certain exceptions, a “control share acquisition” means the acquisition, directly or indirectly, by any person of shares of the corporation that, when added to all other shares in respect to which the person exercises voting power, would entitle that person, directly or indirectly to exercise voting power in the election of directors within the following ranges:

•	20% or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more.

The Control Share Acquisition Act also requires that the acquiring person deliver an acquiring person statement to the corporation. The corporation must call a special meeting of its stockholders to vote upon the proposed acquisition within 50 days after receipt of the acquiring person statement, unless the acquiring person agrees to a later date.

The Control Share Acquisition Act further specifies that the stockholders must approve the proposed control share acquisition by certain percentages at a special meeting of stockholders at which a quorum is present. In order to comply with the Control Share Acquisition Act, the acquiring person may only acquire shares upon the affirmative vote of:

•	a majority of the voting power of the common shares entitled to vote in the election of directors that is represented in person or by proxy at the separate special meeting; and

•	a majority of the voting power of the common shares that is represented in person or by proxy at the special meeting excluding those shares of the common shares deemed to be “interested shares” for purposes of the Control Share Acquisition Act.

“Interested shares” are shares the voting power of which in the election of directors is controlled by:

•	an acquiring person;

•	any officer of the corporation;

•	any employee who is also a director of the corporation; or

•	any person who transfers such shares for value after the record date for the special meeting, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

“Interested shares” also includes common shares that are acquired by any person during the period beginning on the date of the first public disclosure of a proposed control share acquisition or any proposed merger, consolidation or other transaction that would result in a change of control of the corporation or all or substantially all of its assets and ending on the record date for the special meeting if either:

•	the aggregate consideration paid by the person (and any other person acting in concert with the person) for shares of the corporation’s common shares exceeds $250,000; or

•	the number of shares acquired by the person (and any other person acting in concert with the person) exceeds one-half of one percent of the outstanding shares of the corporation’s common shares entitled to vote in the election of directors.

In order to comply with the Control Share Acquisition Act, the proposed control share acquisition must be completed no later than 360 days following stockholder authorization.

Merger Moratorium Statute. Ohio corporation law prohibits an issuing public corporation, such as Fifth Third, from engaging in certain transactions with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless, prior to such date, the directors of the corporation approve either the transaction or the acquisition of shares pursuant to which such person became an interested stockholder. An interested stockholder is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the corporation in the election of directors.

The transactions covered include:

•	any merger, consolidation, combination, or majority share acquisition between or involving the corporation or a subsidiary and an interested stockholder or an affiliate or associate of an interested stockholder;

•	certain transfers of property, dividends, and issuance or transfers of shares, from or by the corporation or a subsidiary to, with, or for the benefit of an interested stockholder or an affiliate or associate of an interested stockholder unless the transaction is in the ordinary course of the corporation’s business and on terms no more favorable to the interested stockholder than those acceptable to third parties as demonstrated by contemporaneous transactions; and

•	certain transactions which:

•	increase the proportionate share ownership of an interested stockholder;

•	result in the adoption of a plan, proposed by or on behalf of the interested stockholder, providing for the dissolution, winding up of the affairs, or liquidation of the corporation; or

•	pledge or extend the credit or financial resources of the corporation to or for the benefit of the interested stockholder.

After the initial three-year moratorium has expired, the corporation may engage in a covered transaction if:

•	the acquisition of shares pursuant to which the relevant person became an interested stockholder received the prior approval of the Board of Directors;

•	the transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the corporation in the election of directors and by the holders of shares representing at least a majority of voting shares that are not beneficially owned by an interested stockholder or an affiliate or associate of an interested stockholder; or

•	the transaction meets certain statutory tests designed to ensure that it is economically fair to all stockholders.

Tender Offer Procedures. Ohio corporation law also provides that an offeror may not make a tender offer that would result in the offeror beneficially owning more than 10% of any class of the corporation’s equity securities without first filing certain information with the Ohio Division of Securities and providing such information to the corporation and stockholders within Ohio. The Ohio Division of Securities may suspend the continuation of the tender offer if it determines that the offeror’s filed information does not provide full disclosure to the offerees of all material information concerning the tender offer. The statute also provides that an offeror may not acquire any equity security of the corporation within two years of the offeror’s previous acquisition of any equity security of the corporation pursuant to a tender offer unless the Ohio stockholders may sell such security to the offeror on substantially the same terms as the previous tender offer. The statute does not apply to a transaction if either the offeror or the target corporation is a savings and loan or bank holding company and the proposed transaction requires federal regulatory approval. Consequently, this Ohio statute will only apply if the proposed transaction does not trigger prior approval requirements discussed above under “Federal Bank Regulatory Limitations.”

Dissenter’s Rights. Under Ohio law, stockholders have the right to dissent from certain corporate actions and receive the fair cash value for their shares if they follow certain procedures. Stockholders entitled to relief as dissenting stockholders under Ohio law include stockholders:

•	dissenting from certain amendments to the corporation’s articles of incorporation;

•	of a corporation where all or substantially all of the assets of the corporation are being leased, sold, exchanged, transferred or otherwise disposed of outside of the ordinary course of its business;

•	of a corporation that is being merged or consolidated into a surviving or new entity;

•	of a surviving corporation in a merger who are entitled to vote on the adoption of an agreement of merger (but only as to the shares so entitling them to vote);

•	other than the parent corporation, of an Ohio subsidiary corporation that is being merged into its parent corporation;

•	of an acquiring corporation in a combination or a majority share acquisition who are entitled to vote on such transaction (but only as to the shares so entitling them to vote);

•	of an Ohio subsidiary corporation into which one or more domestic or foreign corporations are being merged; and

•	of a domestic corporation that is being converted.

The existence of the above provisions could potentially result in Fifth Third being less attractive to a potential acquiror, or result in our stockholders receiving less for their common stock than otherwise might be available if there is a takeover attempt.

Ohio law has eliminated dissenter’s rights in connection with the above corporate actions if the shares of the corporation for which a stockholder would make a demand are listed on a national securities exchange and no proceedings are underway to delist the shares. Therefore, none of our stockholders who own shares of our stock listed on a national securities exchange could exercise dissenter’s rights with respect to such shares unless, and until, such shares would be delisted. Currently, our common stock are the only shares of our capital stock that are listed on a national securities exchange.

Shares of Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. Fifth Third’s board of directors is authorized, within the limitations and restrictions stated in the fourth article of Fifth Third’s Articles of Incorporation, to fix by resolution: the division of such shares of preferred stock into series and the designation and authorized number of shares of each series; the dividend rate; whether dividend rights shall be cumulative or non-cumulative; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; restrictions on the issuance of such shares or any series thereof; and such other subjects or matters as may be fixed by resolution or exchange, and such other subjects or matters as may be fixed by resolution of Fifth Third’s board of directors under the General Corporation Law of the State of Ohio.

As of December 31, 2016, 54,000 shares of preferred stock were outstanding as described below, and 446,000 shares of undesignated no par value preferred stock were authorized and unissued.

Series H Preferred Stock

In May 2013, we issued 600,000 depositary shares, each representing a 1/25th ownership interest in a share of Series H Preferred Stock. The Series H Preferred Stock: (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares; (ii) pays a non-cumulative fixed-to-floating rate dividend; and (iii) is not redeemable, except, subject to receiving all required regulatory approvals, at our option (1) in whole or in part, at any time, or from time to time, on or after June 30, 2023, and (2) in whole, but not in part, at any time prior to June 30, 2023, following the occurrence of a “regulatory capital event,” as defined with respect to the Series H Preferred Stock in our Articles of Incorporation.

Through, but excluding, June 30, 2023, dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 5.10%. Commencing on June 30, 2023 and continuing for so long as any shares of Series H Preferred Stock remain outstanding, dividends on the Series H Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.033%. The Series H Preferred Stock ranks senior to shares of our common stock in the event of liquidation or dissolution of Fifth Third.

As of December 31, 2016, 600,000 depositary shares, representing 24,000 shares of the Series H Preferred Stock, were issued and outstanding.

Series I Preferred Stock

In December 2013, we issued 18,000,000 depositary shares, each representing a 1/1000th ownership interest in a share of Series I Preferred Stock. The Series I Preferred Stock: (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares; (ii) pays a non-cumulative fixed-to-floating rate dividend; and (iii) is not redeemable, except, subject to receiving all required regulatory approvals, at our option

(1) in whole or in part, at any time, or from time to time, on or after December 31, 2023, and (2) in whole, but not in part, at any time prior to December 31, 2023, following the occurrence of a “regulatory capital event,” as defined with respect to the Series I Preferred Stock in our Articles of Incorporation.

Through, but excluding, December 31, 2023, dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 6.625%. Commencing on December 31, 2023 and continuing for so long as any shares of Series I Preferred Stock remain outstanding, dividends on the Series I Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.71%. The Series I Preferred Stock ranks senior to shares of our common stock in the event of liquidation or dissolution of Fifth Third.

As of December 31, 2016, 18,000,000 depositary shares, representing 18,000 shares of the Series I Preferred Stock, were issued and outstanding. The depositary shares representing the Series I Preferred Stock are traded on the NASDAQ Global Select Market under the symbol “FITBI.”

Series J Preferred Stock

In June 2014, we issued 600,000 depositary shares, each representing a 1/25th ownership interest in a share of Series J Preferred Stock. The Series J Preferred Stock: (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares; (ii) pays a non-cumulative fixed-to-floating rate dividend; and (iii) is not redeemable, except, subject to receiving all required regulatory approvals, at our option (1) in whole or in part, at any time, or from time to time, on or after September 30, 2019, and (2) in whole, but not in part, at any time prior to September 30, 2019, following the occurrence of a “regulatory capital event,” as defined with respect to the Series J Preferred Stock in our Articles of Incorporation.

Through, but excluding September 30, 2019, dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate of 4.90%. Commencing on September 30, 2019 and continuing for so long as any shares of Series J Preferred Stock remain outstanding, dividends on the Series J Preferred Stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR, reset quarterly, plus 3.129%. The Series J Preferred Stock ranks senior to shares of our common stock in the event of liquidation or dissolution of Fifth Third.

As of December 31, 2016, 300,000,000 depositary shares, representing 12,000 shares of the Series J Preferred Stock, were issued and outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. We have not sought, nor will we seek, any ruling from the Internal Revenue Service (the “IRS”), or any other tax authority, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary addresses only Shares that are held in the Plan or that are held outside the Plan as capital assets within the meaning of Section 1221 of the Code and is not exhaustive of all possible tax consequences. This summary does not address any state, local or foreign tax consequences and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. This summary applies to you only if you are an individual citizen or resident of the United States (a “Holder”). Residents of or persons subject to taxation in other countries are urged to seek advice from independent tax counsel in those countries, since the tax laws of those countries may differ substantially from those of the United States.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

Holders that Hold Shares in the Plan

Your acceptance or rejection of the Rescission Offer, and the sale of the Shares to us pursuant to the Rescission Offer or the receipt of the specified payment if you have sold your Shares at a loss is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer may be taxable as ordinary income, depending on whether your Plan account is a designated Roth account and certain conditions are met. An additional ten percent income tax may be imposed in cases of early withdrawal.

If, as of the Expiration Date, you have directed and caused a full distribution from the Plan and no longer have an individual account in the Plan, a new Plan account will be established for you. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan’s Summary Plan Description and the “Questions and Answers About the Rescission Offer” in this prospectus supplement for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution may be taxable as ordinary income to you as described above. An additional ten percent income tax may be imposed depending on your age.

Holders that Hold Shares Outside the Plan

A Holder who received a distribution of Shares from the Plan and, as of the Expiration Date, holds those Shares in another tax-advantaged plan under the Code should consult the Holder’s tax advisors regarding the tax consequences to the Holder of accepting the Rescission Offer with respect to those Shares. A Holder who rolled Shares from the Plan into an individual retirement arrangement (“IRA”) and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale.

The remainder of this summary addresses a Holder who received a distribution of Shares from the Plan and holds those Shares outside any other tax-advantaged plan under the Code (a “Taxable Holder”).

Taxable Holders Selling Shares They Now Hold Under the Rescission Offer

The purchase of Shares by the Company from a Taxable Holder in the Rescission Offer will be a taxable transaction for U.S. federal income tax purposes. As a consequence of the purchase, a Taxable Holder will, depending on the Taxable Holder’s particular circumstances, be treated either as having sold the Taxable Holder’s Shares or as having received a distribution in respect of Shares from the Company.

Section 302 Tests

Under Section 302 of the Code, a Taxable Holder whose Shares are purchased by the Company in the Rescission Offer will be treated as having sold the Taxable Holder’s Shares, and thus will recognize capital gain or loss, if the purchase satisfies one of the following three tests:

Not Essentially Equivalent to a Dividend Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as “not essentially equivalent to a dividend” if the reduction in the Taxable Holder’s proportionate interest in the Company as a result of the purchase constitutes a “meaningful reduction” given the Taxable Holder’s particular circumstances. Whether the receipt of cash by a Taxable Holder who sells Shares in the Rescission Offer will be “not essentially equivalent to a dividend” is independent of whether or not we have current or accumulated earnings and profits and will depend upon the Taxable Holder’s particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.” We expect that we will treat our purchase of Shares from a Taxable Holder as not essentially equivalent to a dividend for Taxable Holders whose relative stock interest in the Company is minimal. Taxable Holders should note, however, that because other Holders may sell a greater percentage of their Shares pursuant to the Rescission Offer than a particular Taxable Holder, the interest in the Company of a Taxable Holder may increase immediately following the Rescission Offer even if both that Taxable Holder sells Shares for cash pursuant to the Rescission Offer and neither that Taxable Holder nor any person whose ownership of Shares of the Company is attributed to such Taxable Holder pursuant to the constructive ownership rules described above acquires any other shares of stock of the Company. Taxable Holders should consult their tax advisors as to the application of this test in their particular circumstances.

Complete Termination Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “complete termination” of the Taxable Holder’s equity interest in the Company if all of the shares of Company stock that are actually owned by the Taxable Holder are sold in the Rescission Offer (or as part of the Taxable Holder’s plan to terminate the Taxable Holder’s equity interest in the Company) and all of the shares of Company stock that are constructively owned by the Taxable Holder, if any, are sold in the Rescission Offer or, with respect to shares of Company stock owned by certain related individuals, the Taxable Holder effectively waives, in accordance with Section 302(c) of the Code and the Treasury regulations promulgated thereunder, attribution of shares of Company stock that otherwise would be considered as constructively owned by the Taxable Holder. Taxable Holders wishing to satisfy the “complete termination” test through waiver of the constructive ownership rules should consult their tax advisors.

Substantially Disproportionate Test. The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “substantially disproportionate” redemption with respect to the Taxable Holder if, among other things, the percentage of the then outstanding Shares actually and constructively owned by the Taxable Holder immediately after the purchase is less than 80% of the percentage of the Shares actually and constructively owned by the Taxable Holder immediately before the purchase (treating as outstanding all Shares purchased in the Rescission Offer).

Constructive Ownership of Shares. In applying each of the Section 302 tests, Taxable Holders must take into account not only Shares that Taxable Holders actually own but also shares of Company stock Taxable Holders are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a Taxable Holder is treated as owning any shares of Company stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Company stock that the Taxable Holder has the right to acquire by exercise of an option or by conversion or exchange of a security.

The application of Section 302 of the Code and the constructive ownership rules of Section 318 of the Code is complex. Taxable Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

Taxable Holders That Satisfy a Section 302 Test. As discussed above, we expect that we will treat our purchase of Shares from a Taxable Holder whose relative stock interest in the Company is minimal as not essentially equivalent to a dividend, and therefore such a Taxable Holder should satisfy a Section 302 test. If a Taxable Holder satisfies any Section 302 test, the Taxable Holder will be treated as if he or she sold his or her Shares to the Company and will recognize capital gain or loss equal to the difference between the amount of cash received in the Rescission Offer and the Taxable Holder’s adjusted tax basis in the Shares surrendered in exchange therefor. Taxable Holders should consult with their tax advisors with respect to determining the adjusted tax basis of such Shares and whether any portion of any gain recognized by a Taxable Holder may be “net unrealized appreciation” in the Shares and therefore eligible to be taxed as long-term capital gain regardless of the Taxable Holder’s holding period in the Shares. Any gain (other than “net unrealized appreciation”) or loss will be long-term capital gain or loss if the Taxable Holder’s holding period for the Shares that were sold exceeds one year as of the date of purchase by the Company in the Rescission Offer, and otherwise will be short term capital gain or loss. A Taxable Holder’s holding period for the Shares generally is counted from the date following the date on which the Taxable Holder’s Shares were distributed from the Plan to the Taxable Holder. Any such gain or loss will generally be U.S. source gain or loss (for U.S. foreign tax credit purposes). Gain or loss must be determined separately for each block of Shares (generally, Shares acquired at the same cost in a single transaction) that is purchased by the Company from a Taxable Holder in the Rescission Offer. In general, capital losses may not be offset against a Taxable Holder’s ordinary income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains.

Taxable Holders That Do Not Satisfy Any Section 302 Test. If a Taxable Holder does not satisfy any of the Section 302 tests, the purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will not be treated as a sale or exchange under Section 302 of the Code. Instead, the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as a dividend to the Taxable Holder with respect to the Taxable Holder’s Shares under Section 301 of the Code, to the extent of the Taxable Holder’s ratable share of our current and accumulated earnings and profits (within the meaning of the Code). It is likely that we will have sufficient earnings and profits for the full amount of any payment for the Shares to be treated as a dividend. Such a dividend would be includible in the Taxable Holder’s gross income without reduction for the tax basis of the Shares sold, and no current loss would be recognized. To the extent the amount received by a Taxable Holder with respect to the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer exceeds the Taxable Holder’s ratable share of our current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital that will reduce the Taxable Holder’s adjusted tax basis (but not below zero) in the Taxable Holder’s Shares and any remainder will be treated as capital gain from the sale of the Shares (which may be long-term capital gain as described above). To the extent that a purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer is treated as the receipt by the Taxable Holder of a dividend, the Taxable Holder’s remaining adjusted tax basis (after adjustment as described in the previous sentence) in the purchased shares will be added to any shares retained by the Taxable Holder; however, where the remaining shares owned by the Taxable Holder consist of more than one class (e.g., common and preferred shares), it is unclear how to allocate such tax basis among the remaining shares. If a Taxable Holder owns no other shares of the Company’s stock, under certain circumstances, such basis may be transferred to a related person, or such basis may be lost entirely. Additionally, the IRS has proposed Treasury regulations that could alter the tax consequences of accepting the Rescission Offer for a Taxable Holder that does not satisfy any Section 302 test and limit the transferability of such a Taxable Holder’s remaining tax basis in the Shares that the Taxable Holder sells in the Rescission Offer.

Taxable Holders Who Have Sold Shares at a Loss

Taxable Holders who have sold Shares at a loss and accept the Rescission Offer, and thus receive a cash payment in compensation for their losses, will recognize taxable income in the amount of such payment. Under general principles of federal income taxation, the character of such income should depend on the type of income or loss that gives rise to the payment. Thus, income recognized by such a Taxable Holder as a result of accepting the Rescission Offer should be capital gain to the extent the income compensates such Taxable Holder for a capital loss suffered upon the earlier sale. Although the law is not completely clear, the remainder of the amount paid to such Taxable Holder in excess of such Taxable Holder’s prior capital loss should be taxed as ordinary income.

Medicare Tax

Holders are generally subject to a 3.8% tax on the lesser of (i) the Holder’s “net investment income” for the relevant taxable year and (ii) the excess of the Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A Taxable Holder’s net investment income includes capital gain or dividend income recognized on a sale of Shares pursuant to the Rescission Offer. A Taxable Holder who recognizes a capital loss upon a sale of Shares pursuant to the Rescission Offer may deduct that loss against capital gains in calculating the Taxable Holder’s net investment income, but a Holder may deduct capital losses of $3,000 per year against ordinary income included in the Holder’s net investment income. There is no authority addressing whether a Taxable Holder’s net investment income includes the capital gain and ordinary income recognized by a Taxable Holder who sold his or her Shares at a loss before the Rescission Offer and receives a cash payment in compensation for that loss pursuant to the Rescission Offer. However, we believe such a Taxable Holder’s net investment income is likely to include such capital gain and ordinary income. Taxable Holders are urged to consult their tax advisors regarding the applicability of the Medicare tax to gains and income recognized as a result of accepting the Rescission Offer.

Backup Withholding

Under the U.S. federal income tax laws, payments in connection with the Rescission Offer may be subject to “backup withholding” at a rate of 28%, unless a Taxable Holder who accepts the Rescission Offer provides a correct taxpayer identification number (which, for an individual Taxable Holder, is the Taxable Holder’s social security number) and certifies, under penalties of perjury, that he or she is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the Taxable Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the Taxable Holder provides the required information to the IRS. A Taxable Holder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup U.S. federal income tax withholding on cash payable in the Rescission Offer, with regard to Shares held or sold outside of the Plan under the Code, each Taxable Holder should provide his or her correct taxpayer identification number and certify that he or she is not subject to backup U.S. federal income tax withholding by completing the Form W-9 attached to the Rescission Offer Acceptance Form.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a “blackout period” during which their right to direct or diversify certain investments may be temporarily suspended.

As of the Expiration Date of this Rescission Offer, all transactions out of the Fifth Third common stock related to your Plan account will be temporarily suspended. The temporary suspension is called a “blackout period” and applies whether or not you accept the Rescission Offer. The blackout period will begin at 4:00 P.M., Eastern Time, on June 2, 2017 and will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before June 16, 2017 or as soon as practicable thereafter. You will be notified in the event that the blackout period is extended past June 16, 2017. Once the blackout period ends you will have full access to your plan account.

The blackout period is required to ensure smooth processing of the Rescission Offer. You will not be permitted to initiate any transactions into or out of Fifth Third common stock during the blackout period. This means:

•	you will be unable to direct or diversify your investments in your Plan account into or out of Fifth Third common stock during the blackout period; and

•	all requests for loans, withdrawals and distributions which will be derived in whole or in part out of Fifth Third common stock will need to be requested either before the blackout period begins or after the blackout period ends.

It is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all our assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Shares from your Plan account during the blackout period.

If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact Empower, the administrator of the Plan, at 1-866-233-6446 or log on to www.53Retirement.com. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 A.M. to 10:00 P.M., Eastern Time. The TTY number is 1-800-345-1833. You may also contact Empower by writing to: Empower Retirement, 8515 E. Orchard Road, Greenwood Village, CO 8011. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Plan’s Summary Plan Description. To obtain a copy of the Plan’s Summary Plan Description, contact Empower at the phone number or website listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until this offering is completed or terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 24, 2017;

•	Current Reports on Form 8-K filed on February 6, 2017, March 9, 2017, April 7, 2017 (with respect to filed portions only), April 19, 2017, and April 27, 2017; and

•	Proxy Statement on Schedule 14A filed on March 9, 2017.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Office of the Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

VALIDITY OF THE SECURITIES

The validity of the securities to be offered hereby will be passed upon for us by Thompson Hine LLP, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FITB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number at that address is 800-972-3030.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2016

Unless the context requires otherwise, references to “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, subordinated debt securities, senior debt securities, warrants, stock purchase contracts, units, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

2

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2015;

•	Current Reports on Form 8-K filed on January 14, 2016, March 2, 2016, March 10, 2016, and March 16, 2016

•	Proxy Statement on Schedule 14A dated March 10, 2016.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Heather Russell Koenig

Executive Vice President, Chief Legal Officer and Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10AT76

Cincinnati, OH 45263

(513) 534-4300

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of the securities. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

3

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

4

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and a sale of the security. Resales may occur in the open market or may be privately negotiated, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by H. Samuel Lind, Senior Vice President and Assistant General Counsel of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement. Mr. Lind owns shares of our common stock and holds options and other convertible securities to acquire additional shares of our common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting as of December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5

Appendix A

RESCISSION OFFER ACCEPTANCE FORM

Fifth Third Bancorp 401(k) Savings Plan (“401(k) Plan”)

Pursuant to the 401(k) Plan Prospectus Supplement Dated April 27, 2017

THE 401(k) PLAN RESCISSION OFFER WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON JUNE 2, 2017.

Return completed form to American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for this Rescission Offer:

By Mail, Hand, Express Mail, Courier or Other Expedited Service:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

All questions regarding the Rescission Offer should be directed to the information agent for the Rescission Offer, D.F. King & Co., Inc., at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.

IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 P.M., EASTERN TIME, ON JUNE 2, 2017 (THE “EXPIRATION DATE”). IF YOU WISH TO ACCEPT THE RESCISSION OFFER, YOU MUST DO SO FOR ALL YOUR ELIGIBLE TRANSACTIONS.

WE URGE YOU TO REVIEW FIFTH THIRD BANCORP’S (THE “COMPANY,” “FIFTH THIRD,” “WE” OR “US”) PROSPECTUS SUPPLEMENT DATED APRIL 27, 2017 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Unique Offer Identification Number: <ID Number> <Name> <Address1> <Address2> <Address2>

If there is any error in the name or address shown to the left, please make the necessary corrections and call Empower Retirement, the plan administrator, at 866-233-6446 to update your name or address for delivery and payment.

Ladies and Gentlemen:

If you accept this rescission offer, then you, the undersigned, hereby:

•	Acknowledge receipt of our Rescission Offer Prospectus Supplement, pursuant to which we offer to rescind (the “Rescission Offer”) the purchase of shares of our common stock you acquired through the Fifth Third Bancorp 401(k) Savings Plan (the “Plan”) between November 10, 2015 and November 10, 2016 (the “Purchase Period” and such shares, the “Shares”). Our common stock is an investment alternative under the Plan, and Great-West Trust Company, LLC (the “Trustee”) is the Trustee of the Plan.

•	Accept the Rescission Offer for all Shares that you acquired pursuant to the Plan during the Purchase Period that you still hold, or that were sold at a loss (including any Shares distributed in-kind), upon the terms and subject to the conditions set forth in the Prospectus Supplement. To the extent that you continue to hold any such Shares in your account under the Plan, you direct the Trustee to transfer to Fifth Third all eligible Shares held in your Plan account.

•	Direct the Trustee to credit all proceeds pursuant to the Rescission Offer to your Plan account (except for proceeds with regard to any Shares distributed in-kind, which will be paid with a check sent to the address to which the Prospectus Supplement was mailed), in accordance with the terms of the Prospectus Supplement. You acknowledge that you are eligible to accept the Rescission Offer only for Share(s) sold at a loss or, if you hold such Share(s) as of the Expiration Date, if the amount you paid for such Share(s), plus interest (through the Expiration Date), is more than the closing price of the Share(s) on the Expiration Date.

With respect to Shares held in your Plan account (or Shares sold at a loss directly from your Plan account) as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be credited to your Plan account. If you are an active employee, these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative (“QDIA”). If you are not an active employee, these proceeds will be invested in the Plan’s QDIA. The Plan’s QDIA is the JPMorgan SmartRetirement Target Date Fund that is appropriate for your age category. If you no longer have a Plan account, a Plan account will be established for you and all proceeds to which you are entitled by accepting the Rescission Offer for Shares held in your Plan account as of the Expiration Date will be credited to your Plan account and invested in the Plan’s QDIA.

With respect to Shares you hold in an individual retirement arrangement (an “IRA”) (or Shares sold at a loss within your IRA) as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be paid in a check made payable to your IRA custodian, to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please contact Empower Retirement, the administrator of the Plan, at 1-866-233-6446 to update your address and also correct your printed address on this Rescission Offer Acceptance Form. It is your responsibility to deliver the check that you receive to your IRA custodian.

With respect to Shares you hold outside of your Plan account or IRA as of the Expiration Date, whether through a broker or as certificated Shares (or Shares sold at a loss from outside your Plan account or IRA), proceeds to which you are entitled pursuant to the Rescission Offer will be paid to you as a taxable payment, in U.S. dollars, in a check to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please contact Empower Retirement, the administrator of the Plan, at 1-866-233-6446 to update your address and also correct your printed address on this Rescission Offer Acceptance Form.

If you accept this Rescission Offer, you hereby acknowledge that if you received a distribution of Shares from the Plan and hold those Shares in another tax-advantaged plan under the Internal Revenue Code of 1986, as amended, you should consult your tax advisors regarding the tax consequences of accepting the Rescission Offer with respect to those Shares. A participant who rolled Shares from the Plan into an individual retirement arrangement (“IRA”) and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale.

If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you still hold, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described more fully in the Prospectus Supplement, however, if you accept the Rescission Offer, we will repurchase Shares that you still hold as of the Expiration Date only if they have a closing price as of the Expiration Date that is less than the amount you paid for the Shares plus interest through the Expiration Date.

BY ACCEPTING THE RESCISSION OFFER, YOU ARE ACCEPTING THE RESCISSION OFFER

WITH RESPECT TO ALL THE TRANSACTIONS LISTED IN THE TABLE BELOW, SUBJECT TO

OUR DETERMINATIONS OF ELIGIBILITY AND FIFO CALCULATIONS:

TRANSACTION ID NUMBER	DATE OF ACQUISITION UNDER THE PLAN	ACQUISITION PRICE	NUMBER OF SHARES ACQUIRED

Note:    Any Shares that you now hold outside the Plan and wish to rescind must be delivered to AST per the instructions contained in the Prospectus Supplement. Failure to timely deliver Shares to AST will be deemed a rejection of the Rescission Offer even if you have returned a Rescission Offer Acceptance Form. In addition, the number of Shares delivered to AST must match the number of Shares set forth in the table above or your attempted acceptance of the Rescission Offer will be invalid with respect to such Shares.

If you are accepting the Rescission Offer with respect to Shares you will own as of the Expiration Date, please mail the properly completed Rescission Offer Acceptance Form to AST and ensure that the Shares are delivered to AST in accordance with the instructions set forth below and in the Prospectus Supplement.

•	If any such Shares are held and administered by Empower Retirement (“Empower”) under the Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares if you submit a valid Rescission Offer Acceptance Form for those Shares.
•	If any such Shares are held through a broker or other nominee as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares that Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your broker or other nominee to deliver your Shares via DWAC to AST, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker or other nominee).In addition, you must complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.
•

If any such Shares are held through an IRA custodian as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares that Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your IRA custodian to deliver your

Shares via DWAC to AST, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your IRA custodian). In addition, if you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through an IRA Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to the IRA custodian and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for IRA Custodian.”

•	If any such Shares are held in certificated form as of the Expiration Date, you must mail the certificates for the Shares to AST in accordance with Instruction 6, “Certificated Shares” of this Rescission Offer Acceptance Form. In addition, you must complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL OR A PORTION OF YOUR ELIGIBLE SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND:

TRANSACTION ID NUMBER	DATE OF ACQUISITION UNDER THE PLAN	ACQUISITION PRICE	DATE OF SALE	NUMBER OF SHARES SOLD	SALE PRICE (INDICATE TYPE OF CONSIDERATION IF OTHER THAN CASH)	NAME AND ADDRESS OF ACQUIROR AND/OR MARKET TRANSACTION

Note:    If you have sold Shares at loss to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to us in our sole discretion evidencing the sale price and amount of such Shares. Satisfactory proof of sale may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale (on official broker letterhead, detailing the cost of sale or actual sale price) and Form 1099B statements showing the sales proceeds. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

If the sale at loss of any such Shares was effected through a broker, IRA custodian or other nominee outside of the Plan, you will also need to provide proof reasonably satisfactory to Fifth Third of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, or other person receiving the Shares from Empower and conducting the sale of the Shares on your behalf.

If the proof of bona fide sale or original acquisition is not reasonably satisfactory to us in our sole discretion, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of the Shares was a bona fide transfer of those Shares.

If you have sold Shares outside of your Plan account or an IRA, you should complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

If you have sold Shares outside of your Plan account and in your IRA and you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through an IRA Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to your IRA custodian, and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for IRA Custodian.”

Subject to and effective upon receipt of the undersigned’s required rescission documents and Shares in accordance with the terms of the Rescission Offer, the undersigned hereby sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded Shares (other than Shares previously sold) as identified above, and orders the registration of all such Shares transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in all such Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

1.	SIGNATURES

THE UNDERSIGNED:

Print your name and, (a) if Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Shares are held as joint tenants or as community property, the name(s) of the co-owner(s).

If the Prospectus Supplement was not mailed to your correct address, print the correct address below and also contact Empower Retirement, the administrator of the Plan, at 1-866-233-6446 to update your address.

	Date	Signature

Signature (if joint account)

Unique Offer Identification Number
(located on the front of this form)

Residence Address

City, State and Zip Code

Mail Address (if different from residence)

City, State and Zip Code

Telephone Number

2.	BROKER, IRA CUSTODIAN OR NOMINEE INFORMATION FOR SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND (Required only under the conditions specified in Instruction 4, “Broker Delivery” to this Rescission Offer Acceptance Form.)

Name of Broker, IRA Custodian or Nominee

Address

City, State and Zip Code

Telephone Number

Name of Contact at Broker, IRA Custodian or Nominee

DTC Participant Number or Firm Identification Number of Broker, IRA Custodian or Nominee

3.	SPECIAL PAYMENT INFORMATION FOR SHARES HELD OR SOLD AT A LOSS THROUGH AN IRA CUSTODIAN (Required only under the conditions specified in Instruction 5, “Special Payment Instructions for IRA Custodian” to this Rescission Offer Acceptance Form.)

Please provide the name of the IRA custodian and the account number of the IRA in the spaces provided below:

Name of IRA Custodian

Account Number

A check for any amounts subject to these special payment instructions will be made payable to the IRA Custodian specified above “for the benefit of” you (e.g., “Charles Schwab FBO Joe Smith”). The check will be mailed to you and it will be your responsibility to deliver the check to the IRA custodian.

INSTRUCTIONS TO

RESCISSION OFFER ACCEPTANCE FORM

1.            GENERAL. The Rescission Offer Acceptance Form should be properly filled in, dated and signed, and should be delivered to AST at the address set forth on the first page of the Rescission Offer Acceptance Form. The method of delivery to us is at your option and risk, but if sent by mail, we recommend using registered mail with return receipt requested.

If you are accepting the Rescission Offer with respect to Shares that were distributed from the Plan in-kind (excluding Shares rolled over to an IRA) and which you hold as of the Expiration Date or which you have sold at a loss, you must also complete the accompanying Form W-9 or Form W-8BEN, and deliver it, together with the Rescission Offer Acceptance Form, to AST at the address set forth on the first page of the Rescission Offer Acceptance Form. U.S. Persons need to complete the Form W-9. The term “U.S. person” means:

•	an individual citizen or resident of the United States or
•	an estate whose income is subject to United States federal income tax regardless of the source of the income.

An individual is considered a U.S. resident for tax purposes if they meet either the green card test (admitted as a U.S. lawful permanent resident) or the substantial presence test for the calendar year.

To meet the substantial presence test, an individual must be physically present in the United States on at least:

1.	31 days during the current year, and
2.	183 days during the three-year period that includes the current year and the two years immediately before that, counting:

a)	All the days present in the current year,
b)	1/3 of the days present in the first year before the current year, and
c)	1/6 of the days present in the second year before the current year.

You should consult with your tax advisors with respect to whether you are a U.S. resident, including whether certain special rules may apply to you in determining whether you are a U.S. resident.

Individuals or estates other than U.S. Persons need to complete and return the enclosed Form W-8BEN.

2.            SIGNATURES.

Exact Signatures. If this Rescission Offer Acceptance Form is signed by the Offeree(s), the signature(s) must correspond with the name(s) as written on the label.

Joint Holders. If any of the Shares delivered hereby are owned of record by two or more joint owners, all such owners must sign this Rescission Offer Acceptance Form.

Signatures of Fiduciaries. If this Rescission Offer Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Company of such person’s authority so to act.

3.            ADDRESS.

Any proceeds of the Rescission Offer to be paid by check will be delivered to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please provide your correct address in Item 1, “Signatures” of this Rescission Offer Acceptance Form.

4.            BROKER DELIVERY. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION) Shares delivered electronically through a broker, IRA custodian or other nominee via the “DWAC” system should be sent to AST (as transfer agent for Fifth Third). Please instruct your broker, IRA custodian or other nominee to initiate a DWAC and to deliver your shares to AST. Please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker, IRA custodian or other nominee. Because it may take your broker, IRA custodian or other nominee up to several weeks to deliver your Shares to AST, you should contact your broker, IRA custodian or other nominee as soon as practicable. Please make sure your broker, IRA custodian or other nominee includes in the comments field your “Unique Offer Identification Number” located in the upper portion of the address box on the front cover of your Rescission Offer Acceptance Form or your Shares will not be accepted. You will be deemed to have rejected the Rescission Offer if your “Unique Offer Identification Number” is not included in the comments field. If you hold your Shares through the plan administrator, you will not have to pay brokerage or transfer (DWAC) fees. If you hold your Shares through a broker (outside of the plan administrator) and your broker transfers (DWAC) your Shares to AST on your behalf, your broker may charge you a fee for doing so. You should consult your broker to determine whether any charges will apply. If you are delivering your Shares electronically through a broker, IRA custodian or other nominee you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information” of this Rescission Offer Acceptance Form.

5.            SPECIAL PAYMENT INSTRUCTIONS FOR IRA CUSTODIAN. (ONLY APPLICABLE IF SHARES ARE HELD OR WERE SOLD AT A LOSS THROUGH AN IRA CUSTODIAN) If you are accepting the Rescission Offer with respect to Shares distributed to you in an in-kind distribution and held in an individual retirement arrangement (“IRA”) as of the Expiration Date (or have sold Shares subject to the Rescission Offer at a loss within your IRA as of the Expiration Date), any proceeds to which you are entitled for such Shares by accepting the Rescission Offer will be paid in a check made payable to the IRA custodian, if you provide that information, and will be sent to you at the address to which the Prospectus Supplement was mailed. Please provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through an IRA Custodian” of this Rescission Offer Acceptance Form.

6.            CERTIFICATED SHARES. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION) If, as of the Expiration Date, you own Shares subject to the Rescission Offer and you hold certificates for those Shares, you must mail the certificates for the Shares to be repurchased by us to AST, properly endorsed for transfer, with this Rescission Offer Acceptance Form. If you fail to include your Share certificates with a properly completed Rescission Offer Acceptance Form, you will be deemed to have rejected the Rescission Offer. Your Share certificates, along with a properly completed Rescission Offer Acceptance Form, should be sent to AST via certified or registered mail and, for your protection, they should be insured for at least 2% of the value. The mailing address of AST is:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

7.            PROOF OF SALE. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION) Persons that have already sold Shares subject to the Rescission Offer must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the purchase price for those Shares. Satisfactory proof of the purchase price of those Shares may take the form of a canceled check or a receipt from the broker, IRA custodian or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, we may require evidence that any sale of those Shares was a bona fide transfer to a third party.

8.            TIME IN WHICH TO ELECT. To be effective, a Rescission Offer Acceptance Form must be received by AST no later than 4:00 P.M., Eastern Time, on June 2, 2017 (the “Expiration Date”). If you hold your shares in the Plan and submit a valid Rescission Offer Acceptance Form, the plan administrator will submit your shares to AST. For Shares held outside the Plan, you must deliver your currently owned Shares for which you wish to accept the Rescission Offer to AST no later than that time on the Expiration Date or you will be deemed to have rejected the Rescission Offer with respect to such Shares. In addition, the number of Shares delivered to AST must match the number of Shares identified on your Rescission Offer Acceptance Form or the Rescission Offer will be deemed rejected.

9.            QUESTIONS. All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide. All questions can be directed to D.F. King, our agent for the Rescission Offer, at 1 800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

10.            APPLYING THE FIFO PRINCIPLE TO SHARE PURCHASES AND SALES. In order to follow the “first-in, first-out” (“FIFO”) principle in determining whether Shares were sold at a loss from the Plan and whether you now hold Shares under the Plan that are eligible for repurchase pursuant to the Rescission Offer, the Company must match up (i) the purchases of Shares that were made on your behalf pursuant to the Plan during the Purchase Period against (ii) all sales of Shares during or after the Purchase Period, by matching the first Share acquired with the first Share sold. An example of a hypothetical FIFO calculation for this Rescission Offer is shown below.

Let’s assume that Smith held 100 shares of Fifth Third common stock in his Plan account on November 5, 2015, just before the Purchase Period. Additionally, he has the following subsequent transaction history during the Purchase Period:

(1) Type	(2) Date of transaction	(3) Number of shares
Sale 1	11/10/2015	50
Purchase 1	12/10/2015	20
Sale 2	01/01/2016	30
Sale 3	04/15/2016	40
Purchase 2	05/01/2016	30
Sale 4	10/30/2016	10

Under FIFO, purchases taking place before the Purchase Period increase the “balance of pre-Purchase Period shares.” Purchases taking place after the Purchase Period increase the “balance of Shares acquired during the Purchase Period.” Sales taking place are chronologically applied, first to the “balance of pre-Purchase Period shares” until that balance reaches 0, then to the “balance of Shares acquired during the Purchase Period.”

Determining Shares sold at loss. The Company performs the FIFO calculation by chronologically reducing Smith’s “balance of pre-Purchase Period shares” against each subsequent sale until this balance is zero; afterward, every additional sale reduces Smith’s “balance of Shares acquired during the Purchase Period.”

Smith’s calculation looks like this:

	Date	Sales of pre- Purchase Period shares	Balance of pre-Purchase Period shares after transaction	Share purchases during Purchase Period	Sales of Shares acquired during Purchase Period	Balance of Shares acquired during Purchase Period
Opening Balance	[11/05/2015]		100			0
Sale 1	11/10/2015	50	50		0	0
Purchase 1	12/10/2015		50	20		20
Sale 2	01/01/2016	30	20		0	20
Sale 3	04/15/2016	20	0		20	0
Purchase 2	05/01/2016		0	30		30
Sale 4	10/30/2016	0	0		10	20

Given the data shown in the above example, Smith would then apply the formulas described on the first page of the Prospectus Supplement to those sales that fall under the “Sales of Shares acquired during Purchase Period” column (in the above example, this includes Sale 3 and Sale 4, but not Sale 1 or Sale 2.) Applying the formulas will determine whether the Shares were sold at a loss.

For example, in Sale 3 on 04/15/2016, a total of 40 shares were sold from Smith’s account, which immediately prior to the sale, contained a mix of shares acquired before the Purchase Period (which are excluded from the Rescission Offer) and “Shares” acquired during the Purchase Period (which are potentially eligible for the Rescission Offer).

•	According to the FIFO calculation shown above, 20 of the shares to be sold under Sale 3 had been acquired prior to the Purchase Period, while the remaining 20 had been acquired during the Purchase Period (as part of Purchase 1 on 12/10/2015). These 20 Shares are potentially eligible for the Rescission Offer, depending on whether they were sold at a loss.
•	Suppose that Smith purchased these 20 Shares at a price of $100, and then sold at a price of $110. In this case, Smith benefited from a gain on the sale, the Rescission Offer would not apply for these 20 Shares and accepting the Rescission Offer would not be economically beneficial to Smith. However, if these Shares had been purchased at a price of $100 and sold at a price of $90, then these Shares would have been sold at a loss. In this case, the Rescission Offer would apply to these 20 Shares and accepting the Rescission Offer would be economically beneficial to Smith.

Determining Shares currently held. The Company also uses FIFO to determine for Smith which shares are still being held that are eligible for the Rescission Offer. Eligible shares, which we refer to as “Shares,” are those that have been acquired pursuant to the Plan during the Purchase Period and that were not subsequently sold. In Smith’s case, his aggregate number of Shares is shown above, bolded, in the last row under the “Balance of Shares acquired during Purchase Period” column. The Company then applies the formula described on the cover of the Prospectus Supplement to these Shares to determine if the Rescission Offer is financially beneficial to Smith.

For example, 30 Shares were purchased on 5/1/2016 (Purchase 2) and 10 Shares were subsequently sold on 10/30/2016 (Sale 4), leaving 20 Shares remaining. These 20 Shares are still being held by Smith pursuant to the Plan. Suppose these 20 Shares were purchased at a price of $85. Assume that, after including interest for the period from the date the Shares were purchased (i.e., 5/1/2016) to the date payment is made by the Company, the price per Share that would be paid by us in the Rescission Offer is approximately $100. If the closing price per share on the Expiration Date is $110, then Smith is holding such 20 Shares at a gain, and the Rescission Offer would not apply for those Shares. If the closing price per share on the Expiration Date is $99, then Smith is holding such 20 Shares at a loss, and the Rescission Offer does apply.

FOR USE ONLY BY RESCISSION OFFER PARTICIPANTS

WHO HOLD SHARES OTHER THAN THROUGH EMPOWER RETIREMENT

Broker Instruction Supplement

Relating to the Fifth Third Bancorp 401(k) Savings Plan Rescission Offer

Pursuant to the Prospectus Supplement Dated April 27, 2017

The Rescission Offer this Broker Instruction Supplement relates to is described in the accompanying prospectus supplement dated April 27, 2017 (the “Prospectus Supplement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus Supplement.

If you hold your Shares other than through Empower Retirement, as the administrator of the Fifth Third Bancorp 401(k) Savings Plan, and wish to accept the Rescission Offer, you must instruct the bank or brokerage firm through which you hold your Shares to deliver your Shares to American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for Fifth Third. Your bank or brokerage firm may require you to complete this Broker Instruction Supplement or it may require you to complete an alternative form or take additional actions to provide your instructions.

This Broker Instruction Supplement is provided to you as a courtesy. If you want to deliver Shares to AST pursuant to the Rescission Offer, you do not need to use this form and you may communicate your instructions to your broker through a different method. However, we encourage you to read and follow the instructions in this Broker Instruction Supplement carefully, whether or not you use this form.

Regardless of whether you complete this Broker Instruction Supplement or an alternative form, you must provide the bank or brokerage firm with your unique offer identification number (“Unique Offer Identification Number”) which is printed in the upper portion of your address box on the front cover of this Rescission Offer Acceptance Form. You must instruct the bank or brokerage firm to include your Unique Offer Identification Number in the free delivery transfer instructions it provides or causes to be provided to AST.

The Rescission Offer expires at 4:00 P.M., Eastern Time, on June 2, 2017 (the “Expiration Date”). The bank or brokerage firm through which you hold your Shares must receive your instructions to deliver your Shares with sufficient time before the Expiration Date to process those instructions and ensure delivery of your Shares before the Expiration Date. Please contact the bank or brokerage firm through which you hold your Shares to confirm the deadline for receipt of this Broker Instruction Supplement or any alternative form so that your instructions may be processed in a timely manner.

Valid acceptance of the Rescission Offer requires the completion in good order of all required actions on your behalf prior to the Expiration Date, so you should allow sufficient time for the completion in good order of relevant procedures by the broker or bank through which your Shares are held prior to the Expiration Date. Any effort to accept the Rescission Offer in respect of Shares held other than through Empower Retirement will not be valid unless the relevant Shares are received before the Expiration Date and your Unique Offer Identification Number is included in the related free delivery.

Broker Instruction Supplement

Relating to the Fifth Third Bancorp 401(k) Savings Plan Rescission Offer

Pursuant to the Prospectus Supplement Dated April 27, 2017

Bank, Brokerage Firm or Other Nominee

Dear Bank, Broker or Other Nominee:

Please arrange for the free delivery transfer of the Shares described in the table below. These Shares are to be delivered from

Account #                                                                     , in the name of

and credited to the following account:

American Stock Transfer & Trust Company, LLC, as transfer agent for Fifth Third

My “Unique Offer Identification Number” must be included in the free delivery transfer instructions.

Unique Offer Identification Number of Participant:

CUSIP	Amount of Shares to be Delivered

The Rescission Offer expires at 4:00 p.m., Eastern Time, on June 2, 2017. The Shares, along with the Unique Offer Identification Number must be delivered by that date.

Thank you for your prompt attention to this matter. Participant Signature:
Name (print):
Telephone number:

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply only to

certain entities, not individuals; see

instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting

code (if any)

(Applies to accounts maintained outside the U.S.)

	☐ Individual/sole proprietor or single-memberLLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

    ☐ Limited liability company.  Enter the tax classification (C=C corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

    ☐ Other (see instructions) ▶

	5 Address (number, street, and apt. or suite no.)							Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Social security number
-	-
or

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.	Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014)	Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions

Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014)	Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor*
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1- 877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-8BEN (Rev. January 2017) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for

United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.

▶ Information about Form W-8BEN and its separate instructions is at www.irs.gov/formw8ben.

▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621
Do NOT use this form if:	Instead, use Form:

• You are NOT an individual	W-8BEN-E

• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9

• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S. (other than personal services)	W-8ECI

• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4

• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (i.e., a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I	Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner	2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country
4 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)	6 Foreign tax identifying number (see instructions)

7 Reference number(s) (see instructions)	8 Date of birth (MM-DD-YYYY) (see instructions)

Part II	Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9	I certify that the beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
10	Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph of the treaty identified on line 9 above to claim a % rate of withholding on (specify type of income):

.

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding:

Part III	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

•	I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes,

•	The person named on line 1 of this form is not a U.S. person,

•	The income to which this form relates is:

(a) not effectively connected with the conduct of a trade or business in the United States,

(b) effectively connected but is not subject to tax under an applicable income tax treaty, or

(c) the partner’s share of a partnership’s effectively connected income,

•	The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and

•	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.

Sign Here
	Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)

Print name of signer	Capacity in which acting (if form is not signed by beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 1-2017)

For Form W-8BEN instructions, please visit https://www.irs.gov/pub/irs-pdf/iw8ben.pdf .

If you have any questions or need assistance, please call:

D.F. King & Co., Inc.

Toll-Free: 1-800-758-5378

(Monday-Friday, 8:00 A.M.-10:00 P.M. EST)

Appendix B

RESCISSION OFFER WITHDRAWAL FORM

401(k) Savings Plan

Note: This Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the 401(k) Rescission Offer.

IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU NO LONGER WISH TO ACCEPT THE RESCISSION OFFER AND HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 P.M., EASTERN TIME, ON JUNE 2, 2017 (THE “EXPIRATION DATE”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF FIFTH THIRD BANCORP (THE “COMPANY,” “FIFTH THIRD,” “WE” OR “US”) DATED APRIL 27, 2017 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of Fifth Third common stock under the Fifth Third Bancorp 401(k) Savings Plan (the “Plan”) between November 10, 2015 and November 10, 2016 (the “Purchase Period” and such shares, the “Shares”). Fifth Third common stock is an investment alternative under the Plan, and Great-West Trust Company LLC (the “Trustee”) is the Trustee of the Plan.

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Shares that were acquired by the undersigned pursuant to the Plan during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

The undersigned further acknowledges that transfers out of the Fifth Third Stock Fund related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 P.M., Eastern Time, on June 2, 2017 and is expected to end on or before June 16, 2017, or as soon as practicable thereafter. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting Empower Retirement, the administrator of the Plan, at 1-866-233-6446, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Unique Offer Identification Number (located in the address box on the front of your Rescission Offer Acceptance Form)

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking or changing your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

(A)        Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and Unique Offer Identification Number information above; and

(B)        Returning the Rescission Offer Withdrawal Form by mail so that it is received by AST on or before 4:00 p.m., Eastern Time, on June 2, 2017 (the “Expiration Date”). You may mail your Rescission Offer Withdrawal Form to the following address, via regular mail or overnight delivery:

Fifth Third Bancorp Rescission Offer

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 4:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, JUNE 2, 2017. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide.

No broker or other nominee may submit any Rescission Offer Acceptance Form or Withdrawal Form on your behalf.

If we receive a Rescission Offer Withdrawal Form before the Expiration Date and you have previously delivered Shares to AST, AST will return the Shares to you as soon as practicable without any additional expense to you.

Questions: If you have questions about the Rescission Offer, you may call the information agent for the Rescission Offer, D.F. King & Co., Inc., at 1-800-758-5378, Monday through Friday, between the hours of 8:00 A.M. and 10:00 P.M., Eastern Time.

401(k) Savings Plan – Rescission Offer